SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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SBA Communications Corporation
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SBA

Building Better Wireless®

2026

Proxy Statement

Notice of Annual Meeting of Shareholders

DATE AND TIME May 22, 2026 10:00 AM, Eastern Time	LOCATION 8051 Congress Avenue, Boca Raton, Florida 33487	RECORD DATE Shareholders of record at the close of business on March 26, 2026 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

ITEMS OF BUSINESS		BOARD RECOMMENDATION

1.	To elect three directors, Steven E. Bernstein, Laurie Bowen, and Amy E. Wilson, each for a three – year term expiring at the 2029 Annual Meeting of Shareholders.	“FOR” each Director Nominee

2.	To approve, on an advisory basis, the compensation of our named executive officers.	“FOR”

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year	“FOR”

Shareholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. These matters are more fully discussed in the accompanying proxy statement. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the Annual Meeting.

Whether or not you expect to attend the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy, and vote their shares during the meeting.

Jeffrey A. Stoops
Chairman of the Board

VOTING METHODS

You may vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting using the Internet, by telephone or by mail using a traditional proxy card.

INTERNET Visit www.envisionreports.com/SBAC and follow the instructions. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	TELEPHONE Dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	MAIL If you wish to vote by traditional proxy card, you may request a full set of materials at no charge through www.envisionreports.com/SBAC or the phone number listed on the Notice.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and Annual Report for the year ended December 31, 2025 on or about April 9, 2026.

Our proxy statement and Annual Report are available online at: www.edocumentview.com/SBAC

SBA Communications Corporation

8051 Congress Avenue

Boca Raton, Florida 33487

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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PROXY SUMMARY This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.	SBA Communications Corporation 8051 Congress Avenue Boca Raton, Florida 33487

2026 Annual Meeting of Shareholders

Date and Time May 22, 2026, at 10:00 AM Eastern Time	Location 8051 Congress Avenue Boca Raton, Florida 33487	Record Date March 26, 2026	Voting Each share of SBA Class A common stock outstanding at the close of business on the record date has one vote on each matter that is properly submitted for a vote at the Annual Meeting.

Voting Matters

Shareholders will be asked to vote on the following matters at the Annual Meeting:

1

Election of Directors

The Board of Directors believes that each of the director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.

	FOR each Director Nominee	page 9

2

Advisory Vote on Executive Compensation

SBA seeks a non-binding advisory vote from its shareholders to approve the compensation of the named executive officers, NEOs, as disclosed in this proxy statement. The Board values the opinions of our shareholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.

	FOR	page 66

3

Ratification of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the 2026 Fiscal Year

The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the 2026 fiscal year, and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent auditor is in the best interests of the Company and its shareholders.

	FOR	page 69

SBA Communications Corporation | 2026 Proxy Statement 1

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Building Better Wireless®

Site Leasing We lease antenna space on our multi-tenant towers and other structures to a variety of wireless service providers under long-term lease contracts. Site Development We assist wireless service providers and operators in developing their own networks through site acquisition, zoning, construction and equipment installation. Diverse Markets Our principal operations and offices are in the United States and we also have operations in Brazil, Chile, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Nicaragua, Panama, Peru, South Africa and Tanzania.SBA at a Glance SBA Communications Corporation (SBA) is a leading independent owner and operator of wireless communications infrastructure, including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. Founded in 1989 and headquartered in Boca Raton, Florida, we are listed on NASDAQ under the symbol SBAC and our organization is part of the S&P 500. SBA is a top Real Estate Investment Trust ("REIT") based on market capitalization.

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2025 FINANCIAL AND OPERATIONAL HIGHLIGHTS

In 2025, SBA continued to deliver strong financial and operational results. We deployed over $2.3 billion of capital through (i) portfolio expansion, (ii) meaningful dividend growth and (iii) opportunistic share repurchases. Despite elevated customer consolidation related churn and foreign currency headwinds, we continued to grow our Adjusted EBITDA, delivering $1.9 billion in Adjusted EBITDA for the year. During 2025 we completed the Millicom International transaction in Central America, which increased our tower portfolio in Central America and further strengthened our position across this region. This transaction supports our focus on international markets where we believe we have, or will have the ability to achieve, scale. Highlights for the year include:

Increased tower count
to 46,328 as of 12/31/2025

Completed Millicom International acquisition of over 7,000 towers

Net Income of
$1.05 billion

$497.4
$748.7
$1,054.5
2023
2024
2025
(in millions)

Adjusted EBITDA of
$1.91 billion

$1,893.9
$1,894.3
$1,912
2023
2024
2025
(in millions)

Generated
$2.8 billion
Total Revenue

Generated $2.1 billion
Tower Cash Flow

$2,018
$2,045
$2,068
2023
2024
2025
(in millions)

Dividend growth of **13.3%**

Repurchase of ~ **2.5** million shares
of our Class A common stock.

For more information relating to SBA’s financial performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2026.

SBA Communications Corporation | 2026 Proxy Statement 3

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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BOARD OF DIRECTORS

We believe all of our directors bring to our Board of Directors, or the Board, the right mix of experiences and skills, balancing the needs of our current business, global operations and long-term strategy. Background information about our directors can be found beginning on page 12 of this proxy statement.

Name & Principal Occupation	Age	Director Since	Independent	Committee Memberships
Jeffrey A. Stoops Non-Executive Board Chair and Former President & Chief Executive Officer SBA Communications Corporation	67	1999		None
Brendan T. Cavanagh President & Chief Executive Officer SBA Communications Corporation	54	2024		None
Kevin L. Beebe President & Chief Executive Officer 2B Partners, LLC	67	2009		Audit Compensation (Chair)
Steven E. Bernstein Founder SBA Communications Corporation	65	1989		None
Laurie Bowen Former Chief Executive Officer Telecom Italia Sparkle Americas	64	2023		Compensation NCG
Mary S. Chan Former Chief Operating Officer—Nikola Corporation Managing Partner of VectolQ, LLC	63	2015		Compensation NCG
Jay L. Johnson Chief Financial Officer, Executive Vice President & Treasurer Lamar Advertising Company	49	2022		Audit (Chair) NCG
George R. Krouse, Jr. Retired Attorney Simpson Thacher & Bartlett LLP	80	2009		Audit NCG (Chair)
Jack Langer Lead Independent Director of the Board Private Investor and Former Managing Director & Global Co-Head of the Media Group Lehman Brothers Inc.	77	2004		Audit Compensation
Amy E. Wilson General Counsel and Corporate Secretary Dow Inc.	55	2023		Audit NCG

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Board Composition

Below sets forth the diverse skills, experience and perspective that our directors bring to the Board. Additional information, including why our Nominating and Corporate Governance Committee, or NCG Committee, believes that these specific skills, experiences or perspectives are important to an effective SBA Board, can be found beginning on page 23.

Board Refreshment

3 independent directors have been elected to the Board since 2022	Notable Skills of Most Recently Added Directors Include
	Global Perspective	Telecommunications/ Technology/AI
	Finance/Capital Allocation Experience	Public Board/ Corporate Governance

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Governance Highlights

Our Board oversees the development and execution of our strategy. We have robust governance practices and procedures that support our strategy. To maintain and enhance independent oversight, our Board is focused on its composition and effectiveness and has implemented a number of measures for continuous improvement.

The measures outlined below align our corporate governance structure with our strategic objectives and enable the Board to effectively communicate and execute our culture of compliance and rigorous risk management.

COMPREHENSIVE, INTEGRATED CORPORATE GOVERNANCE

>   Balanced Board with diversity of skills and experience.

>   Continued Board education, including in 2026 holding Board trainings on AI.

>   Board refreshment has resulted in three new independent directors since 2022 including two new independent directors in 2023.

>   Board risk oversight and assessment.

>   Board conducts annual self-evaluation of the Board, its Committees and each director to determine effective functioning.

>   Succession planning process for Board members and executives.

>   All directors, other than our CEO and former-CEO, are independent.

>   Lead Independent Director ensures independent oversight.

>   Independent directors regularly meet in executive session with the Lead Independent Director presiding.

>   Independent Board committees.

>   Directors and officers are strictly prohibited from hedging any shares beneficially owned.

>   Directors and officers are subject to robust stock ownership guidelines.

>   Majority voting standard and director resignation policy in uncontested elections.

>   Directors and executive officers are prohibited from pledging shares that are subject to the stock ownership requirements.

>   Policies regarding political contributions and lobbying.

>   Meaningful proxy access right for shareholders.

>   Proactive shareholder engagement program.

>   Strong commitment to sustainable and responsible business practices.

>   Executive Compensation Clawback policies.

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EXECUTIVE COMPENSATION PRACTICES

We pay for performance. The core of our executive compensation philosophy is that our executives’ pay should be linked to the performance of SBA. Accordingly, our executives’ compensation is heavily weighted toward compensation that is performance-based or equity-based.

Our long-term incentive award program is responsive to our shareholders. Our long-term incentive awards for our senior executives, which we structured following extensive engagement with our shareholders regarding our executive compensation plan design, are performance-based, and we do not award stock options as part of our executive compensation program. Our long-term equity incentive awards for 2025 for our CEO were (1) 60% in the form of three-year performance-based restricted stock units and (2) 40% in the form of time-based restricted stock units. Our long-term equity incentive awards for 2025 for our other executive officers were (1) 50% in the form of three-year performance-based restricted stock units and (2) 50% in the form of time-based restricted stock units.

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Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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SHAREHOLDER ENGAGEMENT

We believe that shareholder engagement remains a key driver of our continued success.

2025 Shareholder Engagement
Our Shareholder Engagement Efforts

We believe that shareholder engagement remains a key driver of our continued success. Through our engagement, we solicit shareholder views on matters including business strategy, corporate governance, executive compensation, environmental and social initiatives and other important topics. Our proactive shareholder engagement program is led by representatives of management and our Board. During 2025, we reached out to our top 20 shareholders, representing approximately 64% of the common stock outstanding at the time of such request, and held engagement calls with shareholders representing nearly 27% of our outstanding common stock.

Topics Discussed	> Business Strategy > Capital Allocation Priorities > Continued Alignment between Executive Compensation and performance > Board Risk Oversight > Talent Management and Succession Planning	> Board Skills and Development > Governance and Sustainability Matters > Use of Artificial Intelligence > Board Composition > Climate Risks and Mitigation
SBA Participants in Engagements	> Members of the Board, including the Lead Independent Director and Chair of the NCG Committee > Members of our senior management

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Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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PROPOSAL 1: ELECTION OF DIRECTORS

Our Board, upon recommendation of our NCG Committee, has nominated Steven E. Bernstein, Laurie Bowen, and Amy E. Wilson to be elected to serve as Class III directors of the Board for a three-year term expiring at the 2029 Annual Meeting of Shareholders or until his successor is duly elected and qualified. Each of Mr. Bernstein, Ms. Bowen and Ms. Wilson has consented to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BELOW DIRECTOR NOMINEES.	✓

Balanced Board with Unique Perspectives

We are committed to ensuring that our Board is made up of directors who bring to the Board a wealth of leadership experience, diverse viewpoints, knowledge, skills and business experience in the substantive areas that impact our business and align with our strategy. Our NCG Committee regularly reviews the characteristics, skills, background and expertise of the Board as a whole and its individual members to assess those traits against the developing needs of the Board and SBA. SBA is committed to seeking diversity and balance among directors of viewpoints, backgrounds, skills, experience, and expertise. As the fundamentals of the wireless network ecosystem continue to evolve, SBA has continued to pursue ways to adapt and prosper from the ever-changing landscape, and our NCG Committee has sought to expand the perspectives of our Board to provide us guidance and insight on this evolution.

Since 2022, as part of our ongoing board refreshment efforts, 37.5% of our independent directors were newly elected. We believe that this board refreshment process has successfully allowed us to identify candidates who bring valuable viewpoints, backgrounds, skills, experience, and expertise to our Board. Our three most recent independent directors elected to the Board are illustrative of that effort. Mr. Johnson brings to our Board his extensive experience in serving in senior finance roles at multiple REITs, including currently as Chief Financial Officer of Lamar Advertising Company, a leading outdoor advertising company REIT. Ms. Bowen brings to our Board her leadership experience in the development and execution of growth strategies across global portfolios of several multinational telecommunications companies. Ms. Wilson brings to our Board extensive corporate governance expertise as a corporate executive of a large publicly-traded company with a wealth of experience in global transactions.

Our Bylaws permit the Board to set the size of the Board. Our Board has set the size of the Board at ten. For the size and scope of our business and operations, we believe a board of approximately this size is appropriate as it is small enough to allow for effective communication among the members, but large enough so that we get a diverse set of perspectives and experiences in our boardroom.

Our Board is divided into three classes. We believe that the classified Board is the most effective way for the Board to be organized because it promotes continuity from year-to-year, which provides stability in organization and experience. This continuity and stability is particularly important to SBA given the long-term nature of the agreements under which we produce revenue. At each Annual Meeting, directors of one class are each elected for a three-year term.

Our Bylaws provide that, in uncontested elections, directors will be elected by a majority of the votes cast, and in contested elections, directors will be elected by a plurality of the votes cast. Our Bylaws further provide that a director who is not elected by a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The Board, taking into consideration the recommendation of the NCG Committee, will then decide whether to accept or reject the resignation, or whether other action should be taken.

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Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Board Composition

The matrix below sets forth the skills and experience that we have identified as being essential for our Board to provide sound stewardship and the relevance of such skill or experience to our long-term value creation. Our NCG Committee seeks to have a Board with unique and balanced perspectives; consequently, we do not expect or seek for each director to have each skill or experience set forth in the matrix. Notably, our Board includes three current public company executives who each bring relevant vocational experience with respect to the oversight of artificial intelligence and cyber security.

Key Objectives and Governance	Relevance to SBA

GLOBAL PERSPECTIVE	International experience helps our Board understand and anticipate the opportunities and challenges of our business and contributes to a diversity of perspectives in Board decision-making.	●	●	●	●	●	●	●	●	●	●

TELECOM/ TECHNOLOGY/ AI	Experience in our industry and experience implementing technology strategies, including use of Artificial Intelligence (AI), provides the Board operational insight and strengthens the Board’s expertise in evaluating and managing evolving technologies.	●	●	●	●	●	●	●		●	●

SENIOR LEADERSHIP	Significant leadership experience, including serving as a C-Suite or division executive, within a complex organization enhances the Board’s ability to manage risk and oversee operations.	●	●	●	●	●	●	●	●	●	●

FINANCIAL / ACCOUNTING	Financial and accounting expertise allows effective oversight and understanding of financial reporting, financing transactions, complex acquisitions and internal controls.	●	●	●	●			●	●	●	●

INVESTMENT / CAPITAL ALLOCATION	Corporate finance and capital allocation experience assists in evaluating our financial vision and strategy.	●	●	●	●	●	●	●	●	●

PUBLIC COMPANY BOARD/ CORPORATE GOVERNANCE	Prior public company board and corporate governance experience, including oversight of cybersecurity and compensation risks, supports our goals of strong Board and management accountability, transparency, effective oversight and good governance.	●	●	●	●	●	●	●	●	●	●

RISK MANAGEMENT/ COMPLIANCE	Skills and experience in assessment and management of business and financial risk factors allow the Board to effectively oversee risk management.	●	●	●	●	●		●	●		●

MERGERS AND ACQUISITIONS/ STRATEGIC INVESTMENTS	Skills and experience in evaluating and implementing M&A and strategic investments furthers the Board’s management and oversight of a vital element of SBA’s long-term growth strategy.	●	●	●	●	●	●	●	●	●	●

HUMAN CAPITAL	Human capital experience provide the Board insight into effective recruitment, retention and succession planning.	●	●	●	●	●	●	●	●		●

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We seek to have a Board of independent directors that bring to us a wide range of viewpoints and experiences. As discussed later in this proxy statement, we annually evaluate the independence of each of our directors utilizing the definition of “independent director” in the listing rules of the Nasdaq Stock Market.

Our Board consists of independent, unaffiliated directors with a range of tenure, with our longer-serving directors providing important institutional knowledge and experience and our newer directors bringing fresh perspectives to deliberations. As shown in the Average Tenure chart below, our directors, excluding Mr. Bernstein, who founded SBA, Mr. Stoops, our Board Chair and Mr. Cavanagh, our CEO, have a range of age and tenure.

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As discussed above, we believe that each of our continuing directors and director nominees possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to SBA’s success. Our directors and director nominees were nominated because each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with SBA’s image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Each continuing director’s and director nominee’s principal occupation and other pertinent information about his or her particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director are as follows:

Nominees for Director

Class III Directors

For Terms Expiring at the 2029 Annual Meeting

Steven E. Bernstein Founder, SBA Communications Corporation INDEPENDENT DIRECTOR AGE: 65 DIRECTOR SINCE: 1989 COMMITTEES: None.

BACKGROUND:

Mr. Bernstein, our founder, served as our Chair from our inception in 1989 until January 2024 and was our Chief Executive Officer from 1989 to 2001. Mr. Bernstein is also involved in a number of personal commercial real estate and other types of investments. Mr. Bernstein also served on the Board of Directors of SpringBig Holdings, Inc., a digital marketing software company from July 2022 until September 2023. Mr. Bernstein has a Bachelor of Science in Business Administration with a major in Real Estate from the University of Florida. Mr. Bernstein was previously a visiting professor at Lynn University and serves on the boards of various local charities.

SKILLS & QUALIFICATIONS:

The Board nominated Mr. Bernstein to serve as a director of the Board because of his extensive senior management and operational experience in the wireless communications industry, including as the founder and first President and Chief Executive Officer of SBA.

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Laurie Bowen Former Chief Executive Officer, Telecom Italia Sparkle Americas INDEPENDENT DIRECTOR AGE: 64 DIRECTOR SINCE: 2023 COMMITTEES: Compensation, Nominating and Corporate Governance

BACKGROUND:

Ms. Bowen is an experienced executive with over thirty years of leadership experience at large multinational telecommunications and technology companies. From 2016 through 2018, Ms. Bowen served as Chief Executive Officer of Telecom Italia Sparkle in the Americas, a subsidiary of the international wholesale arm of Telecom Italia. From 2013 through 2015, she served as CEO, Business Solutions for Cable & Wireless Communications plc. She previously held senior positions at Tata Communications, BT Group plc and IBM. Since 2019, Ms. Bowen has served as a non-executive director and Chair of the Compensation committee for Chemring Group PLC, a global company which provides technology products and services to the aerospace, defense and security markets. Ms. Bowen also previously served as a non-executive director and Chair of the Nomination Committee, for Ricardo, PLC, a global engineering, environmental and strategic consultancy company from 2015 to 2024. Chemring Group PLC and Ricardo PLC are listed on the London Stock Exchange. Ms. Bowen also previously served as a non-executive director at customer experience technology provider, Transcom Worldwide AB, listed on the Nasdaq Stockholm Exchange.

SKILLS & QUALIFICATIONS:

The Board nominated Ms. Bowen to serve as a director of the Board because of her extensive senior management experience at global telecommunications companies and in the implementation of growth strategies across international telecommunications portfolios.

Amy E. Wilson General Counsel and Corporate Secretary, Dow Inc. INDEPENDENT DIRECTOR AGE: 55 DIRECTOR SINCE: 2023 COMMITTEES: Audit, Nominating and Corporate Governance

BACKGROUND:

Ms. Wilson is an experienced executive and attorney with over twenty-five years of corporate leadership and counsel experience within several areas of a worldwide Fortune 100 public company. Since October 2018, Ms. Wilson has served as General Counsel and Corporate Secretary for Dow Inc., a publicly-traded materials science company. From 2015 to 2018, Ms. Wilson served as the Corporate Secretary and Associate General Counsel for Dow. Ms. Wilson joined Dow’s Legal Department in 2000 and held various positions, including serving as Assistant Corporate Secretary and Assistant General Counsel from 2013 to 2015, and Senior Counsel and Assistant Corporate Secretary from 2008 to 2013. Prior to joining Dow, Ms. Wilson was an attorney with Currie Kendall, PLC, where she practiced in the areas of corporate and transactional law. Ms. Wilson currently serves on the Board of Directors for the U. S. Chamber of Commerce and MyMichigan Health and the Board of Trustees for the Charles J. Strosacker Foundation.

SKILLS & QUALIFICATIONS:

The Board nominated Ms. Wilson to serve as a director of the Board because of the breadth of her corporate governance and global transactional experience. The Board also considered her senior management and public company experience.

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Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Continuing Directors

Class I Directors

For Terms Expiring at the 2027 Annual Meeting

Brendan T. Cavanagh President and Chief Executive Officer, SBA Communications Corporation DIRECTOR AGE: 54 DIRECTOR SINCE: 2024 COMMITTEES: None.

BACKGROUND:

Mr. Cavanagh was appointed Chief Executive Officer effective as of January 2024, and previously served as Executive Vice President from January 2014 and Chief Financial Officer from September 2008. Prior to serving as Executive Vice President, from September 2008 to December 2013, Mr. Cavanagh served as our Senior Vice President. Mr. Cavanagh joined SBA in 1998 and has held various positions, including serving as Vice President and Chief Accounting Officer from June 2004 to September 2008 and Vice President – Site Administration from January 2003 to June 2004. Prior to joining SBA, Mr. Cavanagh was with Arthur Andersen LLP. Mr. Cavanagh has served on the board of directors of Consolidated Edison, Inc., a public utility company, since October 1, 2025.

SKILLS & QUALIFICATIONS:

The Board nominated Mr. Cavanagh to serve as a director of the Board because of his current senior executive, financial management and operational experience at SBA and his business and competitive knowledge of the wireless infrastructure industry.

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Mary S. Chan

Former Chief Operating Officer of Nikola Corporation Managing Partner of VectolQ, LLC

INDEPENDENT DIRECTOR

AGE: 63

DIRECTOR SINCE: 2015

COMMITTEES:

Compensation, Nominating and Corporate Governance

BACKGROUND:

Ms. Chan co-founded and since February 2016 has served as Managing Partner of VectoIQ, LLC, a consulting firm focused on Smart transportation products and services. Ms. Chan previously served as the Chief Operating Officer of Nikola Corporation from October 2023 until April 21, 2025. Nikola Corporation is a publicly-held hydrogen and electric truck manufacturer which filed for voluntary Chapter 11 Bankruptcy in February 2025 as part of a structured sale process. From January 2021 to December 2022, Ms. Chan served as President and Chief Operating Officer of VectoIQ Acquisition Corp. II, a special purpose acquisition company. From May 2012 to April 2015, Ms. Chan served as President, Global Connected Consumer & OnStar Service, at General Motors Corporation, where she led the development and execution of General Motors’ strategic global infotainment plans, including the launch of 4G LTE connectivity across its global portfolio of vehicle brands. From September 2009 to March 2012, Ms. Chan served as Senior Vice President and General Manager, Enterprise Mobility Solutions & Services, at Dell Inc., where she helped expand Dell’s mobility product and service offerings. From December 2000 to August 2009, Ms. Chan held various senior vice president positions at Alcatel-Lucent and Lucent Technologies, including the positions of Executive Vice President, President of 4G/LTE Wireless Networks and Executive Vice President, President of Global Wireless Networks. Prior to Alcatel-Lucent/Lucent Technologies, Ms. Chan worked at AT&T Network Systems focusing on product and platform development of 2G and 3G wireless systems. Ms. Chan also serves on the board of directors of Magna International Inc., a global automotive parts supplier. Ms. Chan previously served on the board of directors of CommScope Holding Company, Inc., a publicly-held global network infrastructure provider, Dialog Semiconductor PLC, a manufacturer of semiconductor-based system solutions that was previously publicly-held, and Microelectronics Technology, Inc., a publicly-held technology company specializing in wireless communication product development, manufacturing and global sales.

SKILLS & QUALIFICATIONS:

The Board nominated Ms. Chan to serve as a director of the Board because she has over 25 years of extensive global management experience in the telecommunications and wireless technology industries, including her leadership experience in the development and execution of General Motors’ launch of 4G LTE connectivity across its global portfolio of vehicle brands. The Board also recognized her management experience gained through various senior management positions at large multinational companies.

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Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Jay L. Johnson

Chief Financial Officer, Executive Vice President & Treasurer, Lamar Advertising Company

INDEPENDENT DIRECTOR

AGE: 49

DIRECTOR SINCE: 2022

COMMITTEES:

Audit, Nominating and Corporate Governance

BACKGROUND:

Mr. Johnson has served as the Chief Financial Officer, Executive Vice President and Treasurer of Lamar Advertising Company, a leading outdoor advertising company since October 2019. Prior to joining Lamar Advertising Company, Mr. Johnson served as Executive Vice President and Chief Financial Officer of DiamondRock Hospitality Company, a self-advised real estate investment trust with a portfolio of hotels and resorts, from April 2018 until August 2019, and as Senior Vice President and Treasurer of Host Hotels & Resorts, Inc. (“Host”), a major lodging real estate investment trust and owner of luxury hotels, from April 2015 to March 2018. Prior to his role as Senior Vice President and Treasurer of Host, Mr. Johnson served from 2010 through 2015 in various roles within Host’s corporate finance and treasury group. Prior to joining Host, Mr. Johnson served in various positions at KeyBank Real Estate Capital and at Bank of America. Prior to those roles in banking, he worked with the management consulting practice of Deloitte & Touche LLP and in the investment banking group at Prudential Securities and the industrial markets trading division of Enron Corporation. Mr. Johnson also served as a member of the board of directors of Newell Brands, Inc., a global consumer goods company from September 2020 until May 2024.

SKILLS & QUALIFICATIONS:

The Board nominated Mr. Johnson to serve as a director of the Board because of his executive and management experience, financial expertise, and his extensive experience in real estate, REITs and financial services. Mr. Johnson also has experience overseeing the information technology function, which includes oversight of cybersecurity, at Lamar Advertising Company.

George R. Krouse, Jr. Retired Partner Simpson Thacher & Bartlett LLP INDEPENDENT DIRECTOR AGE: 80 DIRECTOR SINCE: 2009 COMMITTEES: Audit, Nominating and Corporate Governance

BACKGROUND:

Mr. Krouse retired in December 2007 after spending 37 years at the law firm of Simpson Thacher & Bartlett LLP, where he practiced in the corporate, capital markets and merger and acquisition areas. While at Simpson Thacher & Bartlett LLP, Mr. Krouse served as Head of the Corporate Department, managing partner and was a member of the Executive Committee of the firm. Mr. Krouse also served for many years on the Board of Visitors at Duke University School of Law and is a 2002 recipient of the Law School’s Distinguished Alumni Award. In 2006, he was appointed a Senior Lecturing Fellow at Duke University School of Law.

SKILLS & QUALIFICATIONS:

The Board nominated Mr. Krouse to serve as a director of the Board because of his years and depth of experience as a securities and M&A partner at a major law firm, where he counseled large companies on matters of corporate governance, risk oversight, capital markets, general business matters and acquisition transactions, as well as his senior financial and business management experience at this same firm.

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Class II Directors

For Terms Expiring at the 2028 Annual Meeting

Kevin L. Beebe President & Chief Executive Officer, 2BPartners, LLC INDEPENDENT DIRECTOR AGE: 67 DIRECTOR SINCE: 2009 COMMITTEES: Audit, Compensation

BACKGROUND:

Since November 2007, Mr. Beebe has been President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to investors and management in the technology and telecommunications industries. Previously he was Group President of Operations at ALLTEL Corporation, a telecommunications services company, from 1998 to 2007. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a wireless communications company. Mr. Beebe also serves on the Board of Directors of Skyworks Solutions, Inc., a semiconductor company, and previously served on the Board of Directors of Frontier Communications Parent, Inc., a communications company, until its acquisition in January 2026. In addition, Mr. Beebe is a founding partner in Astra Capital, a private equity firm.

SKILLS & QUALIFICATIONS:

The Board nominated Mr. Beebe to serve as a director of the Board because of his executive and management experience, and in particular his extensive experience in telecommunications and technology.

Jack Langer Private Investor & Former Managing Director & Global Co-Head of the Media Group, Lehman Brothers Inc. LEAD INDEPENDENT DIRECTOR AGE: 77 DIRECTOR SINCE: 2004 COMMITTEES: Audit, Compensation

BACKGROUND:

Mr. Langer is a private investor. From April 1997 to December 2002, Mr. Langer served as Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer served as the Managing Director and Head of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer served as Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer previously served on the Board of Directors of CKX, Inc., a publicly traded company engaged in the ownership, development and commercial utilization of entertainment content.

SKILLS & QUALIFICATIONS:

The Board nominated Mr. Langer to serve as a director of the Board because of his management and advisory experience with national and global companies as well as his vast experience in investment banking, including his experience in raising capital for media and telecommunications companies and mergers and acquisitions.

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Jeffrey A. Stoops Former President, Chief Executive Officer, SBA Communications Corporation BOARD CHAIR AGE: 67 DIRECTOR SINCE: 1999 COMMITTEES: None.

BACKGROUND:

Mr. Stoops has served as the Chair of the Board since January 2024 and as a director of SBA since August 1999. Mr. Stoops was appointed as President in April 2000 and as Chief Executive Officer in January 2002 and served in such roles through his retirement in December 2023. He also previously served as our Chief Financial Officer. Mr. Stoops served on the Board of Directors of Custom Truck One Source, Inc., a specialty equipment company, from July 2019 to April 2021.

SKILLS & QUALIFICATIONS:

The Board nominated Mr. Stoops to serve as a director of the Board because of his prior senior executive, financial management and operational experience at SBA, as well as his business and competitive knowledge of the wireless infrastructure industry.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has voluntarily adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include director independence, director qualifications, committee membership and structure, shareholder communications with the Board, director compensation and the annual performance evaluation of the Board. Our Corporate Governance Guidelines provide, among other things, that:

>	In the event the Chair is not an independent director, the independent directors of the Board will, upon recommendation of the NCG Committee, appoint a Lead Independent Director;

>	A majority of directors of the Board must be independent as defined by the Nasdaq Listing Standards;

>	No director may serve on more than two public company boards in addition to our Board without prior consultation with the Chair of the NCG Committee;

>

The Board will have, at all times, an Audit Committee, Compensation Committee and NCG Committee, collectively, the Committees, and each of their members will be independent as defined by the Nasdaq Listing Standards and applicable SEC rules;

>	The Board will appoint all members of the Committees annually;

>	The Board will conduct an annual self-evaluation to determine whether it and its Committees are functioning effectively;

>	Each director nominee must agree to tender his or her resignation for consideration by the Board if such director fails to receive a majority of votes cast in any uncontested re-election;

>

No executive officer or director may pledge any shares of SBA’s Class A common stock that count toward satisfying such executive officer’s or director’s ownership requirement, as set forth in SBA’s Stock Ownership Guidelines; and

>	No executive officer or director may enter into hedging arrangements with respect to any shares of SBA’s Class A common stock.

The NCG Committee reviews our Corporate Governance Guidelines not less than annually, and, if necessary, will recommend changes to the Board. Our Corporate Governance Guidelines are available to view at our website, www.sbasite.com, under the Investor Relations - Governance section.

Board Leadership Structure

As stated in our Corporate Governance Guidelines, the Board has not adopted a formal policy regarding the need to separate or combine the offices of Chair of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for SBA. Currently, SBA separates the positions of CEO and Chair in recognition of the differences between the two roles. The CEO is responsible for the strategic direction of SBA and the day-to-day leadership and performance of SBA, while the Chair provides guidance to the CEO, sets the agenda for the Board meetings and presides over meetings of the Board. In addition, SBA believes that the current separation provides a more effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Chair to strengthen the Board’s objective oversight of SBA’s performance and governance standards.

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In order to facilitate and strengthen the Board’s independent oversight of SBA’s performance, strategy and succession planning and to uphold effective governance standards, the Board has established the role of a Lead Independent Director. Our Corporate Governance Guidelines require the appointment of a Lead Independent Director in the event that our Chair is not independent. The Board believes that the Lead Independent Director provides additional perspective and expanded communication among directors. Mr. Langer currently serves as SBA’s Lead Independent Director.

Lead Independent Director

The Lead Independent Director’s duties, which are listed in our Corporate Governance Guidelines, include:

>	presiding at all executive sessions of the independent directors and Board meetings at which the Chair is not present;

>	serving as liaison between the Chair and the independent directors;

>	approving the Board meeting agendas and schedules and the subject matter of the information to be sent to the Board;

>	the authority to call meetings of the independent directors;

>	ensuring he or she is available for consultation and direct communication if requested by major shareholders; and

>	performing such other duties as the Board deems appropriate.

Board Meetings

During 2025, the Board of Directors held a total of six meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all Committees on which he or she served during the period in which he or she was a director. It is the policy of the Board of Directors to encourage its members to attend SBA’s Annual Meeting of Shareholders. All of our ten directors were present at our 2025 Annual Meeting of Shareholders.

Board Committees

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the NCG Committee. Copies of the Committee charters of each of the Audit Committee, the Compensation Committee and the NCG Committee setting forth the respective responsibilities of the Committees can be found under the Investor Relations - Governance section of our website at www.sbasite.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department. Each of the Committees reviews, and revises (if necessary), its respective charter not less than annually.

Each Committee Chair reports on the Committee actions and recommendations at Board of Director meetings.

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Audit Committee

Meetings in 2025: 6	Members:
		Jay L. Johnson (Chair)	Kevin L. Beebe	George R. Krouse Jr.	Jack Langer	Amy E. Wilson

Responsibilities

>   Oversees our accounting and financial reporting processes and the audits of our financial statements.

>   Establishes our audit policies, evaluates the independence of and selects our independent auditors, and oversees the engagement of our independent auditors. The Audit Committee maintains free and open means of communication between our directors, management and the independent auditors.

>   Oversees the performance of our internal audit function, develops controls to ensure the integrity of our financial statements and the quality of disclosure, and monitors our compliance with legal and regulatory requirements.

>   Responsible for monitoring our cybersecurity, artificial intelligence, and other information technology risks. In connection with such responsibilities, the Audit Committee receives quarterly reports from our Senior Vice President and Chief Information Officer.

>   Establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

>   Reviews and approves related person transactions.

>   Preparation of the Audit Committee Report (page 71).

Independence and Financial Expertise

The Board has determined that each member of the Audit Committee meets the independence requirements under the Nasdaq Listing Standards and the enhanced independence standards for audit committee members required by the SEC.

The Board has determined that each of Messrs. Beebe, Johnson and Langer meets the requirements of an audit committee financial expert under SEC rules. For information regarding the business experience of the members of the Audit Committee, see “Proposal 1 - Election of Directors.”

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Compensation Committee

Meetings in 2025: 5	Members:
	Kevin L. Beebe (Chair)	Laurie Bowen	Mary S. Chan	Jack Langer

Responsibilities

>   Establishes salaries, incentives and other forms of compensation for our Chief Executive Officer, each of our executive officers (our Executive Vice Presidents) and our Chief Accounting Officer (collectively, the “Officer Group”) and terms of any related employment agreements or severance plans.

>   Periodic review and recommendations for director compensation.

>   Administers our equity-based compensation plans, including the type and timing of awards under such plans, and our Stock Ownership Guidelines.

>   Oversees and administers our executive compensation clawback policies.

>   Reviews the results of any advisory shareholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes.

>   Preparation of Compensation Committee Report (page 54).

>   The Compensation Committee Chair reports on Compensation Committee actions and recommendations at Board of Director meetings.

Independence

The Board has determined that each member of the Compensation Committee meets the independence requirements of the Nasdaq Listing Standards, including the heightened independence requirements specific to compensation committee members.

Role of Compensation Consultants and Advisors. The Compensation Committee has the authority, pursuant to its charter, to engage the services of outside legal or other experts and advisors as it, in its sole discretion, deems necessary and appropriate to assist the Compensation Committee in fulfilling its duties and responsibilities. For 2025, the Compensation Committee selected and retained F.W. Cook & Co., Inc., or FW Cook, an independent compensation consulting firm, and instructed FW Cook to provide the Compensation Committee with a review of competitive market data for each executive officer, and to work directly with the Compensation Committee to prepare proposals for 2025 executive compensation and director compensation. FW Cook also assisted with structuring our performance-based equity award program. In addition, in 2025 the Compensation Committee selected and retained Norton Rose Fulbright, or Norton Rose, a law firm which provides legal advice on compensation issues. Neither FW Cook nor Norton Rose performed any services for us other than their services to the Compensation Committee. We believe that the use of independent consultants provides additional assurance that our programs are reasonable and consistent with our objectives. The Compensation Committee reviewed the independence of each of FW Cook and Norton Rose in light of the SEC rules and the Nasdaq Listing Standards regarding compensation consultants and has concluded that neither FW Cook’s work nor Norton Rose’s work for the Compensation Committee during 2025 raised any conflict of interest and that each of FW Cook and Norton Rose is independent.

Role of Management and Delegation of Authority. As more fully discussed under “Compensation Discussion and Analysis -Evaluating Compensation Program Design and Relative Competitive Position,” our CEO provides the Compensation Committee with (1) evaluations of each named executive officer, including himself, and (2) recommendations regarding base salary levels for the upcoming year for each named executive officer (other than himself), an evaluation of the extent to which the named executive officer met his annual incentive plan bonus target, and the aggregate total long-term incentive value that each named executive officer (other than himself) should receive. Our CEO typically attends all regularly scheduled Compensation Committee meetings to assist the Compensation Committee in its discussion and analysis of the various

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agenda items, and is generally excused from the meetings, as appropriate, including for discussions regarding his own compensation. The Compensation Committee may delegate to SBA’s management the authority to administer incentive compensation and benefit plans provided for employees, as it deems appropriate and to the extent permitted by applicable laws, rules, regulations and Nasdaq Listing Standards.

Compensation Committee Interlocks and Insider Participation. None of our former or current committee directors is or has been an officer or employee of SBA. During 2025, none of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

There were no transactions during the 2025 fiscal year between SBA and any of the directors who served as members of the Compensation Committee for any part of the 2025 fiscal year that would require disclosure by SBA under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating and Corporate Governance Committee

Meetings in 2025: 5	Members:
		George R. Krouse Jr. (Chair)	Laurie Bowen	Mary S. Chan	Jay L. Johnson	Amy E. Wilson

Responsibilities

>   Solicits, considers, recommends and nominates candidates to serve on the Board under criteria adopted by it from time to time.

>   Nominates the Lead Independent Director in the event the Chair is not an independent director.

>   Recommends to the Board whether to accept or reject the resignation tendered by a director who failed to receive a majority of votes cast in any uncontested re-election.

>   Advises the Board with respect to Board composition and procedures and Committee composition, function, structure, procedures and charters.

>   Oversees periodic evaluations of the Board, the Committees and directors, including establishing criteria to be used in connection with such evaluations.

>   Reviews and reports to the Board on a periodic basis with regard to matters of corporate governance.

>   Develops and reviews succession planning for Board members and executive officers.

>   Periodic review of human capital management programs and practices.

>   Oversees our strategies and initiatives for corporate responsibility.

>   Considers and recommends to the Board the approval of any waivers to SBA’s Code of Conduct (as defined below) for a director or executive officer.

Consideration of Director Nominees. The NCG Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. The NCG Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the NCG Committee, in accordance with the Criteria for Nomination to the Board of Directors, which is attached as Annex A to the NCG Committee Charter. Our NCG Committee seeks to create a balanced board with a broad range of viewpoints, background, skills, experience, and expertise.

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The NCG Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to SBA’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the NCG Committee or the Board decides not to re-nominate a member for re-election, the NCG Committee identifies the desired skills and experience of a new nominee in light of the Criteria for Nomination. Current members of the NCG Committee and Board are polled for suggestions as to individuals meeting the Criteria for Nomination of the NCG Committee. From time to time, the NCG Committee has engaged, and may in the future engage, the services of executive search firms to assist the NCG Committee and the Board of Directors in identifying and evaluating potential director candidates.

Shareholder Nominations of Director Candidates. Our Bylaws permit an eligible shareholder or group of eligible shareholders of any size to nominate up to 25% of our board of directors for inclusion in our proxy statement if they have continuously owned at least 3% of our Class A common stock for at least three years. However, candidates who were previously nominated by shareholders for any of the two most recent annual meetings and who received less than 20% of the total votes cast at any of those annual meetings are not eligible to be nominated utilizing the proxy access provisions. Shareholders who wish to nominate directors for inclusion in our proxy statement or directly at an annual meeting in accordance with the procedures in our Bylaws should follow the instructions under “Shareholder Proposals and Director Nominations” in this proxy statement.

Board Independence

Pursuant to our Corporate Governance Guidelines, we require that a majority of our Board of Directors and all members of our three standing Committees be comprised of directors who are “independent,” as such term is defined in the Nasdaq Listing Standards. Each year, the Board undertakes a review of the independence of directors and director nominees, which includes a review of responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or director nominee, or any member of his or her immediate family and us, or members of our senior management or other members of our Board of Directors, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, our Board has affirmatively determined that each of Mses. Bowen, Chan, and Wilson and each of Messrs. Beebe, Bernstein, Johnson, Krouse and Langer are independent.

Executive Sessions. The non-management members of the Board of Directors meet in executive session at each regularly scheduled meeting of the Board and the independent members of the Board of Directors meet in executive session at least twice a year at regularly scheduled meetings of the Board.

Board and Committee Self-Evaluation and Refreshment

Our Board conducts annual self-evaluations to assess the effectiveness of the Board and its Committees. These annual self-evaluations are overseen by the NCG Committee and are designed to enhance the overall effectiveness of the Board and each Committee and identify areas of potential improvement. They include written questionnaires that solicit feedback from the Board and Committee members on a range of topics, including the Committees’ roles, structure and composition; the extent to which the mix of skills, experience and other attributes of the individual directors is appropriate for the Board and each Committee; the scope of duties delegated to the Committees, including the allocation of risk assessment between the Board and its Committees; interaction with management; information and resources; the adequacy of open lines of communication between directors and members of management; the Board and Committee meeting process and dynamics; and follow-through on recommendations developed during the evaluation process.

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Our Board has also implemented annual individual director self-evaluations that require each director to assess his or her performance as a director and the performance of the Board as a whole.

Director suggestions for improvements to the evaluation questionnaires and process are considered for incorporation for the following year.

The NCG Committee and the Board regularly review Board composition and succession planning, including for the Chair of the Board and/or Lead Independent Director. As part of such review, the NCG Committee and the Board considers the additional director qualifications, skills, experience, attributes and diversity that would enhance overall Board effectiveness. The NCG Committee also considers the size and composition of the Board and its Committees, as well as the Board leadership structure to ensure strong independent oversight and a Board that best meets the evolving needs of SBA. We believe that this board refreshment process has successfully allowed us to identify candidates who bring valuable viewpoints, backgrounds, skills, experience, and expertise to our Board.

Executive Succession Planning

Succession planning and execution is one of the Board’s most important responsibilities, and the success of our recent leadership transitions is a testament to the care and diligence that the Board has devoted to this key topic. The Board’s succession planning activities are strategic, long-term and supported by the Board’s Committees and external consultants.

For many years, the Board has focused attention on succession planning and has developed programs and procedures designed to address it. The Board is involved in evaluating executives prior to any promotion or appointment and has opportunities to observe each internal candidate through presentations to the Board and informal contact. The smooth and orderly transition from Mr. Stoops to Mr. Cavanagh, effective upon Mr. Stoops retirement on January 1, 2024 and the appointment of Mr. Montagner as Mr. Cavanagh’s successor was a result of the strategic planning of the NCG Committee and the Board.

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Risk Management

Board Role in Management of Risk:

The Board is actively involved in the oversight and management of risks that could affect SBA. This oversight and management is conducted primarily through Committees, as disclosed below, but the full Board has retained responsibility for general oversight of risks.

The NCG Committee is responsible for annually reviewing and delegating the risk oversight responsibilities of each Committee and ensuring that each Committee should be primarily responsible for that oversight.

Audit Committee Oversees risk management processes; management and effectiveness of accounting, auditing, external reporting, ethics, compliance and internal controls, cybersecurity and AI.

Compensation Committee Oversees executive compensation and benefits policies, practices and disclosures.

Nominating and Corporate Governance Committee

Oversees director independence, Board refreshment and leadership succession planning and talent management, overall Board effectiveness, potential conflicts of interest and other governance, human capital management, sustainability and climate reporting and compliance matters.

Although each Committee is responsible for overseeing the management of certain risks as delegated to such Committees by the full Board, the Committees report back to the full Board regarding the risks described above. This enables the Board and the Committees to coordinate risk oversight and the relationships among the various risks faced by us.

Oversight of Cybersecurity Risks

Our Board believes a strong cybersecurity strategy is vital to protect our business, customers and assets. The Audit Committee oversees SBA’s internal cybersecurity and other information technology and data privacy risks, controls, strategies and procedures. Our Chief Information Officer discusses our cybersecurity risk exposure and risk management strategy with the Audit Committee at least four times per year. Our information security team also works with our Executive Vice President, Chief Administrative Officer and General Counsel on our data privacy program, including with respect to the preservation and protection of the integrity and confidentiality of our data and systems. In addition, the Audit Committee periodically evaluates our cyber strategy to ensure its effectiveness and, if appropriate, includes a review from third-party experts. Our Senior Vice President and Chief Information Officer reports to the Audit Committee at every regularly scheduled meeting of the Audit Committee (or more frequently, as needed) regarding cybersecurity risk exposure and cybersecurity risk management strategy. Our Executive Leadership Team governs our cybersecurity strategy and programs through regularly scheduled meetings. In addition, our Board also may review and assess cybersecurity risks as part of its responsibilities for general risk oversight.

We are members of global industry organizations such as the Information Systems Audit and Control Association (ISACA), International Information System Security Certification Consortium (ISC) and International Association of Privacy Professionals (IAPP). Our information security management systems are comprehensive and leveraged to drive our cybersecurity program. Our cybersecurity policies, procedures, controls and risk assessments are based on the National Institute of Standards and Technology (NIST) Cybersecurity Framework. We leverage the core functions of the NIST Cybersecurity Framework - Identify, Protect, Detect, Respond and Recover, to identify opportunities for improvement and risk mitigation. We also leverage the principles of the ISO 27001 standard and have achieved ISO 27001:2022 certification for one of our data centers. Key elements of our information security management systems include, among others:

>	risk assessments;

>	organizational structure and responsibilities;

>	objectives and targets;

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>	physical and technical safeguards;

>	information security incident management;

>	regular audits;

>	progress reports;

>	metrics; and

>	continuous improvement of the information security management system.

We maintain a data incident response and a business continuity management plan to timely, consistently and compliantly address cyber threats that may occur despite our safeguards. The response plan covers the major phases of the incident response process, including (1) preparation, (2) detection and analysis, (3) containment and investigation, (4) notification, which may include timely notice to our Board if deemed material or appropriate, (5) eradication and recovery and (6) incident closure and post-incident analysis. Our response plan is reviewed annually, regularly tested and kept up to date. The scope of this plan is global and includes our business units, regions, subsidiaries and affiliates. Our business continuity management system includes targets and objectives, impact analyses and risk assessments, business continuity procedures, exercise and testing, monitoring and corrective action plans, training and awareness, documentation and data compilation and standards for data centers and servers. We work with third-party industry experts to conduct annual vulnerability assessments and penetration testing. In the past three years, we have not experienced a material information security breach. As such, we have not incurred any material expenses from cybersecurity breaches or any expenses from penalties or settlements related to a cybersecurity breach during that time.

We maintain a robust privacy compliance program. New hires are required to participate in cybersecurity onboarding training, and current employees are subject to annual cybersecurity training and quarterly phishing awareness training. Our leadership team participates in advanced, targeted cybersecurity training and exercises to ensure additional security.

Compensation Risks

In early 2026, as part of our risk management process, we conducted an annual comprehensive review and evaluation of our compensation programs and policies. The assessment covered each material component of executive and non-executive employee compensation. Based on a review and analysis of our incentive plans, policies and programs, we believe these programs are not reasonably likely to give rise to risks that would have a material adverse effect on our business. In evaluating our compensation components, we took into consideration the following risk-limiting characteristics:

>

A significant percentage of our overall pay mix is equity-based, which, when combined with the vesting terms and our Stock Ownership Guidelines, aligns our executive officers’ interests with shareholders’ interests and minimizes the taking of inappropriate or excessive risk that would impair the creation of long-term shareholder value;

>	Our Board approves the parameters of acquisition and land purchase transactions that contribute towards target performance, and we have established due diligence processes for such transactions;

>	We have established processes in place for the approval of new build projects using established financial parameters and to confirm the completion of new tower construction;

>	We have effective management processes for establishing key financial and operating targets, and monitoring financial and operating metrics;

>	Bonus payout under most of our incentive plans are capped, whether or not SBA exceeds the stretch threshold level of the relevant incentive plan performance metrics;

>	We have effective segregation of duties throughout SBA; and

>	We have effective monitoring by external and internal audit.

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Executive Compensation “No Fault” Recoupment or “Clawback” Policies

Our Board has maintained an Executive Compensation Recoupment Policy, or the Recoupment Policy, for over ten years, which covers all our executive officers, or the Covered Officers, and applies to incentive compensation paid or awarded from the 2014 fiscal year and onwards. Under the Recoupment Policy, in the event of (1) a restatement of SBA’s financial results due to the material noncompliance with any financial reporting requirement under the securities laws or (2) a determination by the Compensation Committee that a financial, operational or other metric upon which incentive-based compensation was paid or awarded was inaccurate, in either case regardless of fault, the Compensation Committee will review the impact, if any, of such events on the incentive compensation paid or awarded to the Covered Officers. If the Compensation Committee determines that a Covered Officer was paid or awarded more than he or she would have been paid or awarded absent the financial restatement or inaccurate performance metrics, then the Compensation Committee may, to the extent permitted by applicable law, seek to recover such excess compensation. This recovery may include repayment by the Covered Officer, forfeiture of unvested restricted stock units and unvested stock options, offset against any severance payable to such Covered Officer, and other legal or equitable remedies that might be available to SBA. Incentive-based compensation paid or awarded during the three years preceding any financial restatement or inaccurate performance metrics is subject to recoupment.

In addition, our Board has adopted the SBA Communications Corporation Dodd-Frank Executive Officer Clawback Policy, or the Dodd Frank Policy, which covers all persons who are executive officers pursuant to Rule 401(b) under Regulation S-K, otherwise referred to as the Section 16 Officers. Under the Dodd-Frank Policy, in the event of a restatement of SBA’s financial results due to the material noncompliance with any financial reporting requirement under the securities laws, regardless of fault, the Compensation Committee will require a Section 16 Officer to repay or return any incentive compensation that was erroneously awarded to such Section 16 Officer.

Code of Ethics and Code of Conduct

Code of Ethics. Our Board has adopted a Code of Ethics that sets forth standards of conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to promote honest and ethical conduct, proper disclosure in SBA’s periodic reports, and compliance with applicable laws, rules and regulations. Our Code of Ethics is available to view at our website, www.sbasite.com, under the Investor Relations—Governance section. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

Code of Conduct. Our Board has adopted a Code of Conduct which applies to all of our directors, officers, employees, agents and representatives. The Code of Conduct is designed to (i) promote honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our Code of Conduct contains our Related Party Transactions Policy and our “Political Contributions Policy”, which are described below. Additionally, our Code of Conduct includes policies on compliance with anti-bribery and anticorruption laws, labor and human rights and workplace practices.

Policies Regarding Political Contributions and Lobbying. Our Board of Directors has developed policies and procedures regarding political contributions and lobbying, which are set forth in our Code of Conduct and are reviewed annually by our Board of Directors. In accordance with this policy, we prohibit directors, officers or employees from making individual contributions with company funds, being reimbursed for any political contributions, coercing other directors, officers or employees to make contributions or, as part of any individual partisan political activities, stating or implying that they are speaking or acting on behalf of SBA. In those limited circumstances where SBA would be permitted to make a corporate political contribution under federal, state or local laws, our Board has delegated to the Chief Executive Officer the responsibility for providing prior authorization for any such contribution. In 2025, we did not make any political contributions.

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With respect to lobbying activities, our Board of Directors’ approved policy and procedures provide that any corporate lobbying activities on behalf of SBA must be conducted only with the prior authorization of our Chief Executive Officer. Such activities must (1) comply with all lobbying laws and disclosure requirements, (2) be legal, ethical and consistent with our various policies, including our Anti-Corruption Compliance Policy, and (3) be related to business activities being conducted by SBA at that time. Typically, these activities are conducted only through activities organized by trade groups and associations to which we belong or by our employees whose duties specifically contemplate such activities.
Vendor Code of Conduct
. Our Vendor Code of Conduct communicates the ethical conduct and practices by which we operate and encourages our suppliers to uphold the same principles. We expect our vendors to act according to the ethical standards to which we hold ourselves. Moreover, we expect our suppliers and vendors to comply with applicable laws regarding work hours, wages, benefits and freedom of association for employees. We also require third parties to contractually agree to adhere to applicable anti-bribery, anti-corruption, anti-money laundering, anti-terrorism, economic sanctions and anti-boycott laws. We utilize a third-party firm to review the qualifications of suppliers and subcontractors, including in the areas of insurance, safety, and compliance. We leverage the insights gained to offer feedback to our suppliers. The engagement process benefits our company and our suppliers, as it ensures the adoption and adherence to responsible, ethical conduct and business practices across our supply chain. Our contractor management vendor performs supplier audits and SBA performs supplier field inspections to verify supplier compliance and credentials. We assess the maturity of our suppliers’ programs and business practices through an annual questionnaire. Our Vendor Code of Conduct can be accessed on our website.
Copies of our Code of Ethics and Code of Conduct are available on our website under “Investors/Governance” while our Code of Vendor Conduct is available on our website under “Company/Corporate Responsibility
”.
Related Party Transactions, Insider Trading and Anti-Hedging

Related Party Transaction Policy and Transactions
. Our Code of Conduct requires directors, officers and all other employees to conduct themselves in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest. Our Code of Conduct generally requires (1) officers and directors to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to the General Counsel and (2) employees to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to their immediate supervisor. The General Counsel will determine if any such outside activities, financial interests or relationships constitute a conflict of interest and a related person transaction on a case-by-case
basis and will promptly disclose such activities, interests or relationships to the appropriate Committee for their review and appropriate action, if necessary. It is our preference to avoid related person transactions generally. Under applicable Nasdaq Listing Standards, all related person transactions must be approved by our Audit Committee or another independent body of the Board of Directors. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (1) in which SBA is a participant, (2) in which the amount involved exceeds $120,000, and (3) in which any executive officer, director, director nominee, beneficial owner of more than 5% of SBA’s Class A common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related person transactions will be disclosed in our applicable SEC filings as required under SEC rules.
Since January 1, 2025, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our Class A common stock or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation
S-K.
Insider Trading and Anti-Hedging Policy.
Our Board has adopted an Insider Trading Policy that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Stock Market.
Our Insider Trading Policy prohibits (i) all directors, officers and employees from engaging in transactions in our common stock while in possession of material non-public
information and restricts directors, officers and other “designated insiders” from engaging in most

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transactions involving our Class A common stock during periods, that we have determined, that those individuals are most likely to be aware of material, non-public
information and (ii) the grant of awards of stock options or stock appreciation rights in proximity to the release of material non-public
information. Our Insider Trading Policy also prohibits any officer or director from entering into any transaction which has the effect of hedging or locking in the value of his or her stock holdings, such as zero-cost
collars and forward sale contracts. Additionally, our Insider Trading Policy prohibits any officer, director or employee from, directly or indirectly, engaging in “short sales” of our Class A common stock or transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety, including the purchase or writing of put or call options.
Corporate Responsibility

Our corporate responsibility strategy centers on issues that are material to our business and stakeholders and focuses on implementing responsible business practices, policies and programs that drive long-term shareholder value and operational resilience. We build and operate shared infrastructure for telecommunications networks in developed and emerging markets, enabling increased access to digital technologies with a reduced environmental footprint. We seek to conduct business according to the highest ethical and legal standards, harness and develop human capital to achieve organizational success, manage climate- and nature-related risks and opportunities, and create economic value through investment in critical infrastructure.
In addition to our commitment to good governance, which is discussed throughout this proxy statement, our strategy focuses on the following:
Stakeholder Engagement and Reporting Transparency.
We take a comprehensive approach to stakeholder engagement and consider the views of our shareholders, customers, suppliers, industry, employees and local communities. Our strategy is guided by a financial materiality framework that prioritizes topics relevant to long-term
shareholder value, operational resilience, and risk management. Our strategy and disclosures are informed by multiple sustainability reporting and accounting standards, including the Global Reporting Initiative (GRI), the Sustainability Accounting Standards Board (SASB) and the International Sustainability Standards Board (ISSB) IFRS S1 and S2. We also recognize that sustainable growth is at the forefront of our customers’ business models; and we engage with customers to understand and adapt to their evolving needs.
Community Investment.
Through our continued investments in communications infrastructure and local operations across several markets, we support local economies and help bridge the digital divide in rural, underserved and emerging markets. We seek to foster long-term community relationships and regularly engage with local authorities and communities to educate them on wireless communication networks and the role of telecommunication towers. Our philanthropic strategy comprises support of nonprofits to enhance their outreach initiatives; support of charitable efforts by our industry trade associations and organizations; support of customer charitable initiatives and civic support of community and business-related organizations; and employee volunteer and charitable giving programs. We also offer tower rescue training to local fire and rescue organizations in the U.S., providing fire departments with the knowledge and tools to perform a rescue on communications structures.
Human Capital.
We recognize and appreciate our employees’ impact on our company’s success, our customers and the communities we serve. We believe that the contribution of each of our employees is unique and critical to the long-term success of our company and our mission, vision and values. We are committed to building a pipeline of future business leaders by recruiting and developing talent from the communities and markets we serve. We also value all those who serve our country and are proud to support military veterans and their families as they transition out of the military.
Health and Safety.
We are focused on providing a safe and healthy work environment for the protection of our employees and contractors/subcontractors who work at our tower sites. Since 2013, we operate “Tower U” which provides a rigorous safety certification program that exceeds the Climber/Rescue Training Standard established by NATE: The Communications

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Infrastructure Contractors Association. We require all our tower technicians to complete this program before commencing any work on towers and to attend an annual refresher to maintain certification. We also utilize a third-party vendor risk management company to prequalify potential contractors who will work on our tower sites and ensure that their safety policies, training and employee certifications meet or exceed our safety standards which have been established based on industry best practices and applicable law.
Climate and Natural Capital.
SBA is dedicated to the responsible development, use and decommissioning of our assets. We continuously seek ways to improve the sustainability and resiliency of our operations through business practices, policies and programs that drive long-term shareholder value. Sustainability and climate-related risks are assessed as part of our broader enterprise risk management framework, ensuring a comprehensive approach to identifying, assessing, and mitigating risks. Our business model plays an important role in mitigating the environmental impact of telecommunications networks by encouraging wireless service providers to co-locate
their antennas on shared infrastructure, thereby reducing duplicate structures.
In September 2025, we published our sixth sustainability report illustrating our commitment to continued engagement and communication of our responsible business practices to our stakeholders. We invite you to review our sustainability-related disclosures on our website at www.sbasite.com under “Company/Corporate-Responsibility”; however, such sustainability report and other information available at or through our website is not part of, nor is it incorporated by reference into, this proxy statement.

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Director Compensation

General. The Board maintains a compensation arrangement for the non-employee directors of the Board. The Board compensation arrangement is comprised of the following types and levels of compensation:

Annual Equity Grant. At each annual meeting, non-employee directors receive an equity grant in the form of restricted stock units. For 2025, the value of the equity grant was $220,000. The stock price used in the calculation of the number of restricted stock units is a derived price equal to the average closing price of our Class A common stock in the two calendar months of March and April. The restricted stock units vest ratably over three years on May 1 of each year. In addition to the acceleration provisions provided under the relevant equity plan, annual equity grants to directors immediately vest if a director resigns from the board of directors, provided the director has completed three full years of service as a director prior to the effective date of such resignation. Newly elected or appointed non-employee directors are awarded a pro-rated annual grant compensating for services until the next scheduled annual meeting.

Pursuant to this policy, on May 23, 2025, each non-employee director of the Board was granted 994 restricted stock units. The restricted stock units vest in three equal annual installments on May 1, 2026, 2027, and 2028.

Retainer and Fees Paid in Cash. For 2025, each non-employee director was entitled to an annual cash retainer of $100,000. In addition, the Chair of the Board was entitled to an additional annual retainer of $150,000. The Lead Independent Director was entitled to an additional retainer of $30,000, which was increased to 40,000 effective May 22, 2025, and the Chairs of the Audit Committee, the Compensation Committee and the NCG Committee were each entitled to an additional retainer of $30,000. Non-employee directors are also reimbursed for incidental expenses associated with each Board of Directors and/or Committee meeting.

Other than the Chair of each of the Committees, directors who serve on any of the Committees of the Board of Directors described above do not receive any additional compensation for their services as a Committee member. Directors who are employees do not receive any additional compensation for their services as a director.

The following table sets forth information regarding the compensation of our non-employee directors for 2025. Mr. Cavanagh, our Chief Executive Officer and President, is omitted from the table as he did not receive any additional compensation for his services as a director in 2025. For more information on Mr. Cavanagh’s compensation, see “Executive Compensation Tables” beginning on page 55.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Total ($)

Jeffrey A. Stoops	$250,000	(3)	$228,143	$478,143

Kevin L. Beebe	118,214	(4)	228,143	346,357

Steven E. Bernstein	100,000		228,143	328,143

Laurie Bowen	100,000		228,143	328,143

Mary S. Chan	100,000		228,143	328,143

Jay L. Johnson	130,000	(5)	228,143	358,143

George R. Krouse, Jr.	130,000	(6)	228,143	358,143

Jack Langer	151,071	(7)	228,143	379,214

Amy E. Wilson	100,000		228,143	328,143

(1)

Grants of restricted stock units were made on May 23, 2025 in connection with the annual grant discussed above. The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2025 grants, refer to Note 13 to our financial statements for the year ended December 31, 2025, which are included in our Annual Report on Form 10-K filed with the SEC.

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(2)	The following table sets forth the aggregate number of restricted stock units and unexercised stock options outstanding at December 31, 2025 for each of our non-employee directors.

Name	Aggregate Number of Restricted Stock Units Outstanding at December 31, 2025	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2025(b)

Jeffrey A. Stoops	25,874 (a)	149,446

Kevin L. Beebe	1,846	1,501

Steven E. Bernstein	1,846	1,501

Laurie Bowen	1,846	10,000

Mary S. Chan	1,846	1,501

Jay L. Johnson	1,846	10,000

George R. Krouse, Jr.	1,846	501

Jack Langer	1,846	1,501

Amy E. Wilson	1,846	10,000

(a) Mr. Stoops retired from his position as the Company’s President and Chief Executive Officer, effective December 31, 2023. Mr. Stoops’ retirement was a Qualified Retirement under the 2020 Performance and Equity Incentive Plan and as such his Time RSUs and Performance RSUs will continue to vest pursuant to the terms of the applicable RSU agreement.

(b) Until 2019, stock options were a portion of the annual equity award granted to directors. These stock options vested on the first three anniversaries of the grant date. Until 2024, we granted stock options to each new independent director upon his or her election or appointment to the Board. These stock options vested on the first five anniversaries of the grant date. All options held by Messrs. Beebe, Bernstein, Krouse and Langer and Ms. Chan are fully vested. A portion of each of Mr. Johnson’s initial grant on May 22, 2022 and Mses. Bowen and Wilson’s initial grants on May 25, 2023 remain unvested. Mr. Stoops’ stock options were granted as part of his compensation as Chief Executive Officer, with an initial vesting term of four years, and are fully vested.

(3)	Includes additional annual retainer for service as Chair of the Board.

(4)	Includes additional retainer for service as Compensation Committee Chair from May 22, 2025 to December 31, 2025.

(5)	Includes additional annual retainer for service as Audit Committee Chair.

(6)	Includes additional annual retainer for service as NCG Committee Chair.

(7)	Includes additional annual retainers for service as Compensation Committee Chair from January 1, 2025 to May 22, 2025, and as Lead Independent Director.

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EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers and key employees. Biographical information with respect to Mr. Cavanagh is set forth above under “Proposal 1 - Election of Directors.”

Name	Age	Position

Executive Officers

Brendan T. Cavanagh	54	President and Chief Executive Officer

Marc Montagner	65	Executive Vice President and Chief Financial Officer

Richard M. Cane	61	Executive Vice President and President - International

Mark R. Ciarfella	60	Executive Vice President - U.S. Operations

Joshua M. Koenig	46	Executive Vice President, Chief Administrative Officer and General Counsel

Donald E. Day	48	Executive Vice President - Site Leasing

Key Employees

Martin Aljovin	47	Senior Vice President - International Finance Operations

Brian M. Allen	57	Senior Vice President - Site Leasing

Elvis T. Clemetson	52	Senior Vice President and Chief Information Officer

Michelle Eisner	64	Senior Vice President and Chief Human Resources Officer

Larry Harris	56	Senior Vice President - U.S. Business Development

Saul Kredi, CPA	57	Vice President and Chief Accounting Officer

Neil H. Seidman	59	Senior Vice President - Mergers and Acquisitions

Nichole Thomas	45	Senior Vice President - Services

Marc Montagner has served as our Executive Vice President and Chief Financial Officer since January 2024. Prior to serving as our Executive Vice President and Chief Financial Officer, Mr. Montagner served as our Executive Vice President - Finance from October 2023 until December 2023. Mr. Montagner is a telecommunications and finance executive with over 30 years of experience. Mr. Montagner has served on the Board of Directors at Cogent Communications since April 2010 and has served as the Lead Independent Director since February 2020. From February 2022 to March 2024, Mr. Montagner served as a director of Intelsat, a satellite operator based in Virginia, and served as the Chair of the Audit Committee. Mr. Montagner served as the Chief Financial Officer at Cerence Inc. from April 2022 to May 2022. Mr. Montagner served as Chief Financial Officer at Endurance International Group Holdings, Inc. (NASDAQ: EIGI) from 2015 to 2021. He was previously Chief Financial Officer at LightSquared from 2012 until August 2015. Previously, he had been Executive Vice President of Strategy, Development and Distribution at LightSquared. Prior to joining LightSquared in February of 2009, Mr. Montagner was Managing Director and Co-Head of the Global Telecom, Media and Technology Merger and Acquisition Group at Banc of America Securities. Until August of 2006, he was Senior Vice President, Corporate Development and M&A with the Sprint Nextel Corporation. Prior to this, Mr. Montagner was a Managing Director in the Media and Telecom Group at Morgan Stanley. Prior to joining Morgan Stanley, Mr. Montagner worked for France Telecom in New York where he was Head of Corporate Development for North America.

Richard M. Cane has served as our Executive Vice President and President - International since January 2023. Prior to serving as Executive Vice President and President - International, from November 2019 to December 2022, Mr. Cane served as our Senior Vice President - International Operations. Prior to joining SBA, from August 2017 to November 2019, Mr. Cane was a Principal at Smart Aerial Solutions, where he advised municipalities and multiple start-ups to develop businesses related to 5G and mmW antenna communications, intelligent transport systems, wireline network transformations, fiber broadband, and smart cities. From August 2012 to August 2017, Mr. Cane served in a variety of senior roles at Ericsson, including as the Vice President of nationwide field services for North America and the Chief Operating Officer of Managed

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Services for Sprint. Mr. Cane also previously served as a senior executive for several wireless network operators including Vice President of Account Management at Motorola/Nokia Siemens Networks, as Chief Operating Officer for Woosh Wireless, a nationwide wireless broadband carrier in New Zealand, Chief Technical Officer for Bell Atlantic International/Grupo Iusacell in Mexico and Chief Operating Officer for PrimeCo Personal Communications in Chicago.

Mark R. Ciarfella has served as our Executive Vice President - U.S. Operations since January 2014. From October 2010 to December 2013, Mr. Ciarfella served as our Senior Vice President - Operations. He joined SBA in July 2007 as our Vice President - Tower Development. From 1997 to 2007, Mr. Ciarfella was the co-owner of a Florida based site development services company that provided site acquisition, zoning, construction management and program management services to the wireless telecommunication industry and was a partner in a communication tower company that specialized in building towers in the State of Florida. Mr. Ciarfella also has more than 25 years of experience in the wireless telecommunication industry.

Joshua M. Koenig joined SBA in January 2010 and has served as our Executive Vice President, Chief Administrative Officer and General Counsel since January 1, 2023. Since joining SBA, Mr. Koenig has served in a variety of roles of increasing responsibility, including Assistant Secretary & Corporate Counsel - Finance & Compliance, Vice President & Associate General Counsel - International, and Senior Vice President, Legal - International. Prior to joining SBA, Mr. Koenig was an associate with the law firm Simpson Thacher & Bartlett, specializing in corporate and financing transactions. Mr. Koenig is a member of the New York Bar and authorized house counsel in Florida.

Donald E. Day has served as our Executive Vice President - Site Leasing since August 2024 and previously served as our Senior Vice President - Services from May 2018 to August 2024. Mr. Day joined SBA in May 2011 as the North Regional Vice President and was promoted to Vice President - Services in January 2013. Prior to joining SBA, Mr. Day was a Vice President at General Dynamics, a defense industry contractor, served in various roles at DWCC, Inc, a wireless services company, and served in a variety of roles at Crown Castle International. Prior to that, Mr. Day served in the United States Army for 4 years.

Below is a summary of the business experience of each of our key employees.

Martin Aljovin has served as our Senior Vice President, International Finance Operations since February 2025. Since joining SBA in 2006, he has served in various roles of increasing responsibility, including Vice President, International Business Operations and Vice President, Asset Optimization. Throughout his career at SBA, he has overseen business planning, analysis and governance efforts and played key leadership roles in our Real Estate and Asset Optimization departments across all our markets. Prior to joining SBA, Mr. Aljovin practiced law in Peru.

Brian Allen has served as our Senior Vice President of Site Leasing since January of 2014. Prior to serving as our Senior Vice President, from July 2011 to December 2013, Mr. Allen served as our Vice President. Mr. Allen originally joined SBA in January 1992, and has served in a variety of roles, including Project Director, Area Director and General Manager. In addition to his service at SBA, he served as a Business Development Manager for TowerCo, an independent wireless tower company, and as an independent consultant providing site development services to wireless service providers and public utility companies.

Elvis T. Clemetson has served as our Senior Vice President and Chief Information Officer since March 2022. Prior to joining SBA, from April 2018 to March 2022, Mr. Clemetson was the Chief Information and Technology Officer at Carolina Tractor & Equipment, where he led all information technology, strategic program management and digital functions across the enterprise. From April 2013 to April 2018, Mr. Clemetson served as Global Vice President, Business Technology, at SPX FLOW, responsible for enterprise business applications and related technology teams across all divisions and locations in 40 countries of operations.

Michelle Eisner joined SBA in October 2018 as our Senior Vice President and Chief Human Resources Officer. Prior to joining SBA, Ms. Eisner spent 17 years at Hollander Sleep Products, LLC, a manufacturer of pillows and mattress pads in North America, progressing from Director of Human Resources to Chief Human Resources and Talent Officer since she joined in 2002. Prior to Hollander Sleep Products, Ms. Eisner served as Senior Vice President Human Resources at Tyson Foods, a multinational protein-focused food company she joined in 2000.

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Larry Harris has served as our Senior Vice President - U.S. Business Development since February 2019 and is responsible for New Asset Development and Connectivity Solutions. From January 2009 to February 2019, Mr. Harris served as our Vice President - Mergers and Acquisitions. Mr. Harris joined SBA in March 1995 and has since served in a variety of roles throughout his tenure.

Saul Kredi, CPA, has served as our Vice President and Chief Accounting Officer since January 2025. Mr. Kredi joined SBA in November 2014 as the Company’s Corporate Controller and in February 2024 was promoted to Vice President, Corporate Controller. Prior to joining SBA, Mr. Kredi spent fourteen years in accounting and finance related leadership roles including Vice President of Finance and Accounting at ACS Infrastructure Development, Inc. from July 2009 to April 2014, Senior Vice President and Chief Accounting Officer at American Media, Inc. from June 2006 to January 2009, and Corporate Controller at The Hackett Group, Inc. from December 1999 to June 2006. Prior to that, Mr. Kredi spent seven years at Deloitte, a global accounting firm.

Neil H. Seidman has served as our Senior Vice President - Mergers and Acquisitions since 2014 having served SBA in merger and acquisition activity since June 1997. From June 1997 to December 2001, Mr. Seidman served as our Director of Acquisitions and Associate General Counsel. From January 2002 to December 2008, Mr. Seidman served as our primary outside mergers and acquisitions counsel as a partner in the law firm of Seidman, Prewitt, DiBello & Lopez, P.A. In January 2009, Mr. Seidman rejoined SBA as our Vice President - Mergers and Acquisitions. Mr. Seidman is a member of the Florida, New York, Maryland and Washington D.C. bars.

Nichole Thomas has served as Senior Vice President, Service Operations since August 2024. She joined SBA in June 2023 as Vice President, Site Development Services and currently leads all project management, site development, and construction services. Ms. Thomas brings more than 25 years of experience as a telecommunications industry executive, having held senior leadership roles at DISH (EchoStar), Ericsson, SAC Wireless (a Nokia company), and Sprint. She has led large scale programs and national site deployment efforts across all regions of the United States. Ms. Thomas serves as a board member for Warriors4Wireless and the National Wireless Safety Alliance (NWSA), a nonprofit organization focused on improving worker safety in the telecommunications industry.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

SBA’s executive compensation program is designed to align executive compensation with the long-term interests of our shareholders. This Compensation Discussion and Analysis, or CD&A, provides shareholders with information about our business, 2025 performance, disciplined approach to compensation and 2025 compensation decisions for our 2025 named executive officers, or NEOs, listed below.

Named Executive Officers

For 2025, our NEOs were the following executives:

Brendan T. Cavanagh	President and Chief Executive Officer

Marc Montagner	Executive Vice President and Chief Financial Officer

Mark R. Ciarfella	Executive Vice President - U.S. Operations

Richard M. Cane	Executive Vice President and President - International

Joshua M. Koenig	Executive Vice President, Chief Administrative Officer & General Counsel

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EXECUTIVE SUMMARY

2025 Business Highlights

2025 was a challenging year for the tower industry from a macro environment perspective, largely due to sustained higher interest rates, further consolidation of wireless carriers both domestically and internationally and the sale of spectrum and exit from the wireless business by DISH that weighed on tower industry stock prices. However, despite these headwinds, SBA delivered positive financial results, exceeding our budget for revenue, Adjusted EBITDA and AFFO per share.

We continued to successfully implement our business strategy of preserving the stability and longevity of our recurring cash flows. During 2025, we completed the Millicom acquisition of over 7,000 towers, with a majority being closed ahead of the anticipated date, establishing us as the leading tower company in Central America. We exited subscale markets in Colombia and Canada, with the latter being done through an accretive sale transaction, and we have continued to focus on improving and enhancing our customer relationships including entering into a significant long-term Master Lease Agreement with wireless carrier Verizon.

During 2025, we also continued to execute our capital allocation strategy, building and buying towers, repurchasing $500 million of stock at prices accretive to AFFO/share and meaningfully growing our dividend. Finally, we achieved investment grade ratings from two major rating agencies, a recognition of the strength and stability of our business.

Our 2025 Executive Compensation Plan

Designed to Deliver Long-Term Value to Shareholders

The Compensation Committee believes that the caliber and motivation of all of our employees, and especially our executive leadership, are essential to SBA’s long-term performance. Consequently, the goal of our executive compensation philosophy is to deliver long-term value to our shareholders.

Compensation Linked to Performance With Metrics that Drive Shareholder Value

Our executive compensation program is significantly performance-based – linking executive pay, company performance and results for shareholders – and is balanced between short-term and long-term incentives. Accordingly, our executives’ compensation is heavily weighted toward compensation that is performance-based or equity-based. The primary components of our executive compensation program, which we collectively refer to as our executives’ “total direct compensation,” are (1) base salary, (2) annual incentive awards and (3) long-term incentive awards. The compensation of our NEOs for 2025 reflects this commitment. Annual and long-term incentive awards, which provide variable, at-risk compensation, comprised 91% of our CEO’s target total direct compensation for 2025.

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We reward financial, operational and qualitative metrics that we believe will drive long-term shareholder value appreciation. For 2025, our executive compensation was based on the following:

Annual Incentive	Performance- Based Long-Term Incentive

>   50% based on Adjusted EBITDA

>   25% based on Site Leasing Revenue; and

>   25% based on an evaluation of the extent to which the NEO met his individual strategic objectives and contributed to SBA meeting those financial and operational metrics that were within the NEO’s scope of responsibility.

> 60% based on AFFO per Share > 20% based on Relative TSR; and > 20% based on Return on Invested Capital.

Responsive to Shareholders

We believe that shareholder engagement remains a key driver of our continued success. We engage with our shareholders on a regular basis through our active engagement program led by management and our Board. Through our engagement, we solicit shareholder views on matters including business strategy, corporate governance, executive compensation, environmental and social initiatives and other important topics. We use this feedback to assist SBA and the Board with matters requiring a broader shareholder perspective.

We also listen to the feedback our shareholders provide through the annual say on pay advisory votes on our executive compensation. Historically, our shareholders have overwhelmingly supported our executive compensation program, which received the support of 95% of the votes cast at our 2025 Annual Meeting of Shareholders. During the 2025-2026 shareholder engagement season, we reached out to shareholders representing approximately 64% of our outstanding common stock at the time of such request. As a result, we exchanged correspondence and held meetings with shareholders representing approximately 27% of our outstanding common stock held by our shareholders at the time of such request. Our Lead Independent Director, the chairs of the Compensation Committee and NCG Committee and members of our management team actively participated in discussions with shareholders concerning our executive compensation program. During such engagement, our shareholders expressed support for the modifications to our executive compensation program that were adopted in 2024 which included:

>

Modification of the Annual Incentive Program to replace AFFO with Site Leasing Revenue to address concerns that the same financial metric was being utilized in both our annual and long-term incentive compensation programs;

>

Reduction of the portion of the Annual Incentive Program that was based on a subjective analysis of the extent that each NEO met his individual strategic objectives and contributed to SBA meeting its financial and operational metrics from 40% to 25% to align with current best practices; and

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>	Modification of the Long-Term Incentive Program to add Return on Invested Capital, which addresses our executives’ effective use of capital, as an additional metric.

Given the positive feedback, for 2025, the Compensation Committee retained the same structure.

Built Upon Strong Corporate Governance Policies.

The Compensation Committee seeks to align our compensation practices with strong governance practices. For example, all equity grants to all employees are subject to “double-trigger” acceleration. The compensation program also includes sustainability and governance objectives as a component of our executives’ performance reviews and objectives. As is evidenced below, we believe that robust corporate governance practices are integrated into our 2025 executive compensation program.

What We Do		What We Do Not Do

✓	Robust stock ownership guidelines - 6x base salary for CEO and 3x for other NEOs	×	Limited perquisites - All Other Compensation represented 0.3% of CEO’s 2025 Total Compensation

✓	Robust “clawback” policies	×	No acceleration of vesting of equity awards in connection with terminations, absent a change in control

✓	“Double trigger” change in control provisions in employment agreements/severance plans	×	No pledging of shares subject to stock ownership requirements

✓	All equity awards include a “double trigger” in a change in control for acceleration	×	No hedging of shares

✓	Reduced severance multiple for termination without cause not associated with change in control	×	No tax gross-ups on perquisites or change in control benefits

✓	Annual incentive bonus tied to performance metrics designed to deliver long-term growth and drive shareholder value	×	No pension or supplemental retirement plan benefits

✓	The majority of equity awards are performance-based over a three-year period; all equity awards have multi-year vesting	×	No repricing or buy-outs of stock options without shareholder approval

✓	Compensation Committee composed entirely of independent directors	×	No stock options granted below fair market value

✓	Independent compensation consultants report directly to Compensation Committee and provide no other services to Company	×	Equity plan does not permit liberal share recycling

✓	Comprehensive annual assessment of compensation risks	×	No liberal change of control definition in equity plan or employment agreements

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Compensation Philosophy and Objectives

The Compensation Committee believes that the caliber and motivation of all of our employees, and especially our executive leadership, are essential to SBA’s performance. The Compensation Committee believes our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace and thereby deliver shareholders superior value. Moreover, we believe that SBA’s overall executive compensation philosophy and programs are market competitive, performance-based and shareholder aligned. The three principles of our compensation philosophy are as follows:

Principles	Implementation
Total direct compensation, or TDC, levels should be sufficiently competitive to attract, motivate and retain the highest quality executives	The Compensation Committee seeks to establish target total direct compensation (salary, annual incentive and long-term incentive) at appropriate relationships to our Peer Group, providing our executives the opportunity to be competitively rewarded for our financial, operational and stock price growth. Total direct compensation opportunity (i.e., maximum achievable compensation) should increase with position and responsibility.

Performance-based and “at-risk” incentive compensation should constitute a substantial portion of total compensation	We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at risk.” Accordingly, such portion should be tied to, and vary with, our financial, operational and stock price performance, as well as individual performance. We view two components of our total compensation program—annual incentive compensation and equity-based compensation—as being performance-based and/or “at risk.” Executives with greater responsibilities and the ability to directly impact our strategic and operational goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved. Therefore, the more senior the executive, the greater the percentage of total compensation is in the form of performance-based and/or “at risk” compensation.

Long-term incentive compensation should align executives’ interests with our shareholders’ interests to further the creation of long-term shareholder value	Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and incentivize executives to manage our company from the perspective of owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Our stock ownership guidelines further enhance the incentive to create long-term shareholder value. Equity-based compensation also subjects our executives to market risk, a risk also borne by our shareholders.

This philosophy is the basis of the Compensation Committee’s decisions regarding each of the following three components of pay: base salary, annual incentive compensation and equity-based compensation, each of which is discussed in detail below. The Compensation Committee does not decrease total direct compensation based upon realized or unrealized gains from prior compensation nor does it increase or decrease total direct compensation to compensate for stock price fluctuations. The Compensation Committee believes that doing so would reduce the motivation for continued high achievement and lower the correlation to gains or losses of our shareholders. Similarly, our severance and change in control arrangements, which we discuss later in this proxy statement under the heading “Potential Payments Upon Termination or Change-in-Control” on page 61, have not affected the Compensation Committee’s decisions regarding other components of compensation. Those arrangements serve very specific purposes that are unrelated to the determination of an NEO’s total direct compensation for a specific year.

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Compensation Setting Process

Annually, the Compensation Committee evaluates the design and competitiveness of SBA’s executive compensation program. As discussed above under the responsibilities of the Compensation Committee on page 22, the Compensation Committee has authority to retain compensation consultants, outside legal counsel and other advisors as it deems appropriate to assist in fulfilling its responsibilities. For 2025, the Compensation Committee selected and retained F.W. Cook & Co., Inc. (“FW Cook”) to:

>	review those companies that comprise our Peer Group and propose changes if necessary;

>	provide a competitive analysis of our compensation components for our NEOs against our 2025 Peer Group; and

>	review this CD&A.

FW Cook does not perform any other services for SBA other than its consulting services to the Compensation Committee. The Compensation Committee has reviewed the independence of FW Cook in light of SEC rules and Nasdaq Listing Standards regarding compensation consultants and has concluded that FW Cook’s work for the Compensation Committee during 2025 did not raise any conflict of interest and that FW Cook is independent.

Evaluating Relative Competitive Position

At the beginning of the executive compensation setting process each year, the Compensation Committee, in consultation with its independent compensation consultant, FW Cook, assesses SBA’s relative competitive position by (i) reviewing the continued suitability of the current companies within the peer group and (ii) identifying potential candidates for addition to the peer group, based on US-based public companies in related industries that fall within 1/3x-3x SBA’s size relative to the identified measures.

The Compensation Committee strives to select companies that are of similar size (based on revenues, EBITDA/FFO, market capitalization and enterprise value), operate in similar business areas (i.e., companies that are either in the communications industry or REIT industry) and compete for the same talent. While the Compensation Committee endeavors to select peer companies that are similar to SBA with respect to all these criteria, it recognizes that it cannot develop a peer group in which all companies satisfy all criteria. The Compensation Committee believes that, given the relatively high market capitalization to revenue ratio that has been characteristic of the communications infrastructure industry, including SBA and the two other public tower companies, American Tower and Crown Castle, it would be detrimental to SBA and shareholders to focus primarily on any one factor, such as revenues, when selecting peer companies as this could adversely affect its ability to attract and retain high-quality executive talent.

2025 Peer Group. In mid-2024, the Compensation Committee requested that FW Cook reevaluate the companies that comprise the Peer Group to determine if the Peer Group continues to reflect the size and other characteristics of SBA. Based on such review, FW Cook recommended, and the Compensation Committee approved, maintaining the peer companies used in 2024 for the 2025 compensation setting purpose. The table below sets forth the companies included within the 2025 Peer Group.

2025 Peer Group

American Tower Corporation

AvalonBay Communities, Inc.

Camden Property Trust

Crown Castle, Inc.

Digital Realty Trust, Inc.

Equinix, Inc.

Equity Residential

Essex Property Trust, Inc.

Extra Space Storage, Inc.

Healthpeak Properties, Inc.

Iron Mountain Inc. Lamar Advertising Company OUTFRONT Media, Inc. Prologis Inc. Public Storage Realty Income Uniti Group Inc. Ventas, Inc. Viasat, Inc. Welltower, Inc.

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The table below reflects SBA’s position compared to the 25th, median and 75th percentile of the 2025 Peer Group with respect to the four measures identified by the Compensation Committee.

	For the four quarters ended June 30, 2024		As of Sept. 30, 2024

Company	Revenue	FFO(1)	Market Cap	Ent. Value

75th Percentile	$5,626	$2,568	$57,344	$80,883

Median	4,645	1,507	33,785	45,643

25th Percentile	2,350	884	15,411	23,619

SBA Communications Corporation	$2,676	$1,181	$25,869	$39,987

— Percentile Rank	30th	37th	36th	43rd

Data Source: S&P’s Capital IQ ($M)

(1) Excludes Viasat as it does not report FFO.

Once the 2025 Peer Group had been selected, the Compensation Committee began the 2025 executive compensation setting process by reviewing historical compensation data and estimated 2025 target compensation levels of the 2025 Peer Group. The Compensation Committee sets target compensation in January and February of each year. Therefore, the historical compensation data available to the Compensation Committee is based principally upon the data available from each company’s prior year’s proxy statement (which reflects compensation paid for two years prior). Estimated 2025 compensation levels were based on an assumed four percent increase to prior year base salaries and target total cash compensation and a nine percent increase to long term incentive awards, unless a company had actually disclosed a different increase or reduction prior to the time that the estimated target compensation levels were calculated. The assumed rates of annual increases were based on a multi-year analysis of Peer Group compensation increases.

Based upon the factors set forth above, FW Cook prepared a review of the compensation data for the 2025 Peer Group for the Compensation Committee. The Compensation Committee compared (1) base salaries, (2) target total cash compensation (salary plus annual bonus target), (3) long-term incentive, or LTI, awards and (4) target total direct compensation, or TDC, (salary plus annual bonus target plus value of LTI) payable to each NEO to the 25th percentile, the median and 75th percentile target opportunity of the 2025 Peer Group.

The Compensation Committee seeks to set base salaries and target total cash compensation at approximately the median of the 2025 Peer Group. The Compensation Committee then uses long-term incentive awards, which are completely “at-risk” to ensure that total direct compensation is at the level that the Compensation Committee believes is appropriate for the executive, which may be above or below the median of the 2025 Peer Group. The Compensation Committee utilizes this comparative data as an important, but not sole, means to ensure that SBA is setting target compensation at a competitive level.

2026 Peer Group. In mid-2025, the Compensation Committee requested that FW Cook reevaluate the companies that comprise the Peer Group to determine if the Peer Group continued to reflect the size and other characteristics of SBA. Based on such review, FW Cook recommended, and the Compensation Committee approved, maintaining the peer companies used in 2025 for the 2026 compensation setting purpose.

Evaluating Company and NEO Performance

Annually, our CEO provides the Compensation Committee a performance assessment for each named executive officer, including himself, and a compensation recommendation for each named executive officer, other than himself. The performance assessment includes an analysis of SBA’s performance against each of its financial and operational metrics and a subjective evaluation of the extent to which each NEO met his strategic objectives as well as his contribution to those financial and operational metrics that were within the NEO’s scope of responsibility. Our CEO also reviews each executive’s

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three-year compensation history and current compensation data provided by our independent compensation consultant. On the basis of this evaluation, our CEO provides the Compensation Committee recommendations regarding base salary levels for the upcoming year, an evaluation of the extent to which the NEO met his annual incentive plan target, and the aggregate total long-term incentive value that each NEO should receive. In addition, the CEO offers his proposal for the performance metrics, relative weightings and performance levels for our annual incentive compensation and long-term incentive for the upcoming year.

Executive Compensation Design and 2025 Compensation Decisions

The Compensation Committee conducts an annual review of the executive compensation design. As part of this review, the Compensation Committee considers the results of the prior year advisory vote on our say-on-pay proposal and the results of shareholder engagement, including the outreach discussed earlier on page 8. In addition, the Compensation Committee considers peer group plan design practices provided by the compensation consultant.

To achieve its compensation philosophy and objectives, the Compensation Committee has utilized three components of total direct compensation: (1) base salary, (2) annual incentive compensation and (3) long-term equity-based incentive compensation. Each element of our 2025 compensation program is intended to encourage and foster the following results and behaviors.

Component	Form	Philosophy
Base Salary	Cash	Provide a competitive fixed rate of pay recognizing different levels of responsibility, experience and contribution.
Annual Incentive Compensation	Cash	Reward for achieving critical annual financial and operational company-wide goals, as well as executive’s individual performance.
Performance Stock Units ➣ 60% of LTI for CEO ➣ 50% of LTI for Other NEOs	60% PSU – AFFO Per Share	Motivates and rewards achievement of AFFO Per Share over a three-year period, which we believe is the primary component for the long-term valuation of wireless communications tower companies.
	20% PSU – Relative TSR	Directly aligns executive and shareholder interests over a three-year period.
	20% PSU – ROIC	Motivates and rewards executives for the effective allocation of capital.
Restricted Stock Units ➣ 40% of LTI for CEO ➣ 50% of LTI for Other NEOs	RSUs with 3-year vest	Helps us retain our executives and other key employees and promotes stock ownership.

Health, Welfare and Retirement Programs	NEOs generally participate in the same benefit
programs that are offered to other salaried
employees. In addition, officers are provided
supplemental medical insurance for which SBA
pays the premiums. Our benefits are designed to
provide market competitive benefits and contribute
to a productive and successful work life that
enhances results for SBA and its shareholders.

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Base Salaries

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element for attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full-time business attention to our company. Each executive’s base salary is designed to provide the executive with a fixed amount of annual compensation that is competitive with the marketplace.

How base salaries are determined. At the beginning of each fiscal year, the Compensation Committee reviews our CEO’s salary recommendations for each NEO (other than himself) and then establishes salaries for such year through Compensation Committee deliberations. When we set the base salaries for the NEOs, we consider a number of factors, including compensation market data discussed above, the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and the assessment of the executive’s performance and other circumstances, including, for example, time in position. In addition, the Compensation Committee takes into consideration evaluations of each individual NEO, market changes and the economic and business conditions affecting SBA at the time of the evaluation and the resulting target total cash compensation as compared to the market data.

2025 Base Salary Decisions. In early 2025, the Compensation Committee evaluated the base salaries of our NEOs based on an evaluation of the 2025 Peer Group compensation data. As a result, the Compensation Committee increased Mr. Cavanagh’s base salary by 3.8% and approved increases, ranging from 3.9% to 9.8%, in the base salary of each of our other NEOs to further align with peer group compensation data.

Annual Incentive Compensation

Our annual incentive compensation program has traditionally consisted of an annual cash bonus payment that we award based on (1) achievement of company-wide annual performance measures and (2) the Compensation Committee’s subjective evaluation of the extent to which each NEO met his individual strategic objectives as well as his contribution to those financial and operational metrics that were within the NEO’s scope of responsibility. The Compensation Committee believes that by providing annual incentive compensation in the form of a cash bonus, it achieves an appropriate balance between cash (salary and annual incentive) and non-cash annual compensation for our NEOs.

Why we pay annual incentive compensation. The Compensation Committee believes that the annual incentive compensation program encourages executive officers to focus on those short-term financial and operational metrics and qualitative strategic objectives that will be the basis of long-term growth. The Compensation Committee annually reviews, and revises if necessary, the appropriateness of each of these performance metrics and strategic objectives, their correlation to SBA’s overall growth strategy and the impact of such performance metrics and strategic objectives on long-term shareholder value.

How annual incentive compensation awards are determined. Annual incentive compensation awards in 2025 were determined in five steps:

(1)	determination of the annual bonus target for each NEO, expressed as a percentage of base salary;

(2)

establishment of (a) the company-wide financial performance metrics and (b) the financial and operational metrics and individual strategic objectives for use in the Compensation Committee’s subjective evaluation;

(3)

determination of the percentage of the annual bonus target that may be earned based upon (a) the company-wide performance metric(s) and (b) the Compensation Committee’s subjective evaluation of the NEO;

(4)	approval of the minimum, budget, target and maximum levels of each performance metric for such year and the amount of annual bonus target that may be earned for achievement of such level; and

(5)	upon completion of the year, a review of SBA’s and the NEO’s performance against such performance metrics and attainment of his strategic objectives.

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How performance is measured. At the end of each year, the Compensation Committee determines the level at which SBA met its company-wide performance metrics. For 2025, with respect to the financial metrics, achievement at the minimum level (set slightly below budget), entitled the NEO to 50% of the amount of bonus earnable by the NEO for the applicable performance metric. Achievement at the budget level entitled the NEO to 75% of the amount of bonus earnable by the NEO for the applicable performance metric. Achievement at the target level (set slightly above budget) entitled the NEO to 100% of the amount of bonus earnable by the NEO for the applicable performance metric, while, achievement at the maximum level entitled the NEO to 200% of the amount of bonus earnable by the NEO for the applicable performance metric. If SBA achieves between (i) the minimum level and the budget level, (ii) the budget level and the target level, or (iii) the target level and the maximum level, the amount of the bonus payment with respect to that metric is calculated on a linear basis.

With respect to the subjective component of the annual cash incentive compensation, the Compensation Committee first determined the extent to which SBA met the selected financial and operational metrics that were set at the beginning of the year and then evaluated, based on the CEO’s recommendation, the extent to which the NEO met his individual strategic objectives and his contributions to SBA’s attainment of those financial and operational metrics that were within the NEO’s scope of responsibility. The subjective component, similar to the financial and/or operational performance metrics, was awarded a score, with approximately 50% being performance at the minimum level for which a bonus would be awarded, 75% for performance at budget or expected levels, 100% for an excellent year and 200% for an extraordinary year. This evaluation, which is inherently subjective and depends on an overall analysis of the effectiveness of the individual executive and his contribution to SBA’s performance, allows the Compensation Committee to take into account events and priorities for a given fiscal year that were not evident or budgeted for at the beginning of such year, to the extent appropriate.

2025 Annual Incentive Compensation Decisions

For 2025, the Compensation Committee maintained the annual incentive compensation metrics and weighting from 2024 and compensated NEOs based upon the following:

>

50% of the annual bonus target was based on the performance level of Adjusted EBITDA achieved. We believe that Adjusted EBITDA is one of our most important performance metrics used by investors, shareholders and creditors as an indicator of the performance of our core operations. The Compensation Committee decided that Adjusted EBITDA was appropriate as it aligns the compensation performance metric directly with the metric used in our guidance and reported quarterly to investors. Adjusted EBITDA is a metric that every NEO can impact and therefore serves as an appropriate measure of company-wide performance.

>

25% of the annual bonus target was based on the performance level of Site Leasing Revenue achieved. The Compensation Committee selected Site Leasing Revenue as it measures the results of our site leasing activities, which represented an average of approximately 90% of our total revenue for the past five years and is one of the metrics on which investors are focused.

>

25% of the annual bonus target was based on a subjective analysis of the extent to which each NEO met his individual strategic objectives as well as his contribution to SBA performance on those financial and operational metrics that were within the NEO’s scope of responsibility. The primary qualitative objective for 2025 for most of the NEOs, including Mr. Cavanagh, was the successful closing of the Millicom acquisition during 2025. In addition, the Committee considered a variety of factors, including (i) setting strategy for the company and/or division for which the NEO is responsible and clearly communicating such strategy, (ii) contributing to the success of direct reports in achieving their goals, (iii) improving customer relations, and (iv) ability to effectively manage the SG&A for the company and/or division for which the NEO is responsible as well as numerous other business objectives directly relating to the NEO’s line of sight responsibility.

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The table below sets forth the performance levels set by the Compensation Committee for Adjusted EBITDA and Site Leasing Revenue for 2025 and the actual amount achieved in 2025. The Target level of Adjusted EBITDA was set at actual performance for 2024 and Site Leasing Revenue was set above actual Site Leasing Revenue in 2024.

($ in millions)	Minimum* (50%)	Budget* (75%)	Target* (100%)	Maximum* (200%)	Actual(3)	% Earned
Adjusted EBITDA(1)(2)	$1,834	$1,872	$1,891	$1,984	$1,893	103.2%
Site Leasing Revenue(2)	$2,458	$2,508	$2,533	$2,659	$2,542	107.3%

*

Financial targets disclosed in this section are done so in the limited context of our annual incentive compensation program and are not statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

(1)

Adjusted EBITDA is defined as net income (loss) excluding the impact of interest expense, interest income, provision for or benefit from taxes, depreciation, accretion and amortization, asset impairment and decommission costs, non-cash compensation, loss from extinguishment of debt, net, other (income) and expense, acquisition and new business initiatives related adjustments and expenses, non-cash straight-line leasing revenue, and non-cash straight-line ground lease expense. Please refer to Appendix A for the calculation of Adjusted EBITDA.

(2)	The Compensation Committee adjusted the original targets for Adjusted EBITDA of $1,894 and Site Leasing Revenue of $2,540 to remove Colombia and Canada as of their respective sale dates.

(3)

Based on the growing contribution of our international operations to SBA’s overall results and the volatility of certain currencies in which we conduct business, the Compensation Committee continued to evaluate these financial metrics on a constant currency basis utilizing exchange rates used in establishing the budget. The Compensation Committee believes that this allows the metrics to more accurately capture the operating results of the business as impacted by the NEO. Adjusted EBITDA as reported was $1,912 and Site Leasing Revenue as reported was $2,571.

The Compensation Committee then evaluated the extent to which each NEO met his individual strategic objectives and contributed to SBA meeting those financial and operational metrics that were within the NEO’s scope of responsibility. For Mr. Cavanagh, the Compensation Committee focused on, among other things, evaluating the extent to which he (i) established and clearly communicated, internally and externally, his strategy and mission for SBA; (ii) successfully defined and set the tone for company culture and enhanced the SBA brand; and (iii) continued to drive the long-term growth of the business, through financial results, portfolio and asset management and the optimization of human resources. In addition, in connection with the evaluation of Mr. Cavanagh and the other NEOs, the Committee noted the following achievements during the year:

➣

Successful closing of the Millicom acquisition with over half of the sites and acquisition value closed during the first half of the year, in advance of the anticipated close date, thereby meaningfully contributing to financial performance in 2025;

➣

Successfully exited operations in Colombia and Canada, consistent with our portfolio strategy of optimizing or exiting sub-scale markets, with Canada being consummated in an accretive sale transaction;

➣	Executed a new long-term master lease agreement, securing a favorable framework expected to drive cost certainty and support the continued expansion of SBA’s relationship with Verizon;

➣	Enhanced and deepened customer relationships that position SBA for continued growth;

➣

Steady improvement in the protection and optimization of our tower assets focusing on stabilizing revenue through master lease agreements, centralized carrier negotiations, and management of tower strategy;

➣	Achievement of investment grade ratings from two major rating agencies;

➣	Improvements in operational performance, including network performance, control of operating expenses and maintaining uptime;

➣	Advancements in the incorporation of AI into operational workstreams, growing data analytics and reporting capabilities and introducing new systems for greater efficiency; and

➣	Disciplined cost management by each NEO for the business within his line of responsibility.

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The charts below reflect the principal financial and operational metrics that the Compensation Committee considered as part of the subjective analysis for the NEOs. The chart reflects (i) the minimum, target and maximum performance levels established by the Compensation Committee at the beginning of the period and (ii) the actual 2025 performance.

In addition, the Compensation Committee considered, as part of the NEOs’ subjective analysis, the Company’s performance against the original Tower Acquisition operational metric. The Compensation Committee determined that based on SBA’s strategic decision to exit certain markets that did not fit within the SBA long-term business strategy, that it would consider the dollar amount of tower transactions consummated, both acquisitions and dispositions, as well as dollar amount of tower acquisitions. This metric, which had performance metrics of $120.0 million for threshold, $180.0 million for target and $337.5 million for maximum, had actual performance of $56.3 million for only acquisition transactions consummated and $370.2 million for tower transactions consummated, both acquisitions and dispositions.

Based on SBA’s financial performance against Adjusted EBITDA, earned at 103.2%, and Site Leasing Revenue, earned at 107.3%, and the subjective analysis of each NEO the Compensation Committee then approved the following 2025 bonuses for each of the NEOs.

	Annual Bonus Target		Incentive Bonus Earned
Executive Officer	% of Base Salary	$	% of Target	$
Brendan T. Cavanagh	175%	$1,671,250	103.7%	$1,733,086
Marc Montagner	100%	$665,000	102.2%	$679,298
Mark R. Ciarfella	100%	$560,000	100.9%	$565,040
Richard M. Cane	100%	$560,000	103.4%	$579,040
Joshua M. Koenig	100%	$560,000	105.9%	$593,040

Equity-Based Compensation

Why we pay equity-based compensation. The Compensation Committee’s philosophy is that a majority of an executive’s compensation should be based directly upon the value of long-term incentive compensation in the form of equity awards so as to align the financial interests of our executives with those of our shareholders. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of equity-based compensation), while maintaining other components of our compensation program at competitive levels, will incentivize and reward executives for sound business management, develop a high-performance team environment, foster the accomplishment of short-term and long-term strategic and operational objectives and compensate executives for improvement in shareholder value, all of which are essential to our ongoing success.

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How equity-based compensation is determined. Annually, the Compensation Committee evaluates the appropriate form and mix of equity-based compensation that SBA will grant as part of its long-term incentive compensation and approves the dollar value of long-term equity awards that will be granted to each NEO. In addition, the Compensation Committee approves the final list of equity award recipients.

Initially, the Compensation Committee reviews the various forms of equity that may be awarded, including stock options, restricted stock units and other forms of equity-based compensation, and receives reports from its compensation consultant with alternatives and recommendations. For 2025, the Compensation Committee confirmed that it believed that performance based and time-based restricted stock units continued to be the most appropriate forms of equity award.

The Compensation Committee then evaluates the structure of the equity compensation program, including the division between time-based and performance-based equity and, with respect to the performance-based equity, the metrics upon which the equity would be earned. Consistent with the structure of the equity award in 2024, in 2025 the Compensation Committee decided that 60% of the equity award for our CEO would be granted in the form of three-year Performance RSUs and 40% in the form of Time RSUs, which vest over three years, and that for our other NEOs, 50% of the equity award would be in the form of three-year Performance RSUs and 50% in the form of Time RSUs, which vest over three years. The table below sets forth (1) each performance metric, (2) the percentage of Performance RSUs granted that will be earned based on such metric and (3) why the Compensation Committee believes that such performance metric further aligns the interests of the NEOs with those of the shareholders.

Metric	% of Performance RSUs Granted	Business Rationale

AFFO Per Share	60%	The Compensation Committee selected AFFO per share as the primary Performance RSU metric as it believes that AFFO per share is the fundamental metric that investors and analysts evaluate in establishing the long-term valuation of wireless communications tower companies and REITs such as SBA.

Relative TSR	20%	The Compensation Committee selected relative TSR, rather than an absolute metric, as the second performance metric as it believes that relative TSR most accurately reflects management’s success in delivering value to shareholders, rather than just the performance of the market in general. We believe that this component of our long-term incentive program is responsive to our shareholders expressed positions and continues to align our executives’ interests with the interests of shareholders. The Compensation Committee continued the use of the MSCI US REIT Index for 2025, based on considerations of the number of REITs, including a material number of companies in the 2025 Peer Group, that use the MSCI US REIT Index as the relative comparison for purposes of TSR analysis as well as the Compensation Committee’s belief that companies in the REIT index react more similarly to changes in the interest rate environment and therefore comparing SBA’s return to those companies was a better measure of management’s success, rather than general market related movements.

ROIC	20%	The Compensation Committee selected average ROIC as the third Performance RSU metric as it believes that ROIC, which is used by one of our other public company peers, is an appropriate incentive focus for our executive management team, as a key responsibility of the team is the effective allocation of capital.

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In connection with the award of the Performance RSUs, the Compensation Committee established a threshold, target and maximum performance level and determined the percentage of the RSUs that would be earned at each performance level as set forth below:

AFFO Per Share RSUs
Performance Level	Earned	*
Threshold	50%
Target	100%
Maximum	200%

ROIC RSUs
Performance Level	Earned	*
Threshold	50%
Target	100%
Maximum	200%

Relative TSR RSUs
Performance Level	Earned	*
25th Percentile	50%
50th Percentile	100%
75th Percentile	200%

* Information with respect to performance levels for the AFFO per share and our ROIC metric during the pendency of the performance period is not considered material to an understanding of our compensation arrangements and is not addressed in this discussion because it represents confidential financial information that we do not otherwise disclose to the public. Disclosing this information could cause significant competitive harm to the company. We believe our performance target for the AFFO per share and our ROIC was set at an appropriate level at the beginning of the performance period to be challenging, but sufficiently realistic to motivate the performance of our executive officers. We disclose information with respect to the AFFO per share and our ROIC threshold, target and maximum payout opportunities, and the actual number of shares awarded, in our executive compensation disclosures with the SEC in the year following conclusion of the performance period.

The Compensation Committee then approves a target dollar value of the long-term incentive grants, or LTI Value, for each NEO based on a review of the Peer Group analysis and an evaluation of the individual NEO’s responsibilities, contributions and performance in the prior year. Once a target LTI Value is approved, the Compensation Committee then determines the target number of restricted stock units for each form of equity award based on dividing the proportionate LTI Value by a derived price equal to the average closing price of our common stock in the two calendar months of January and February, or the derived price. The Compensation Committee believes that utilizing a two-month measurement period is appropriate because a longer reference period mitigates the potential short-term volatility of SBA’s stock price. For 2025, the derived price was $203.98.

2025 Long-Term Incentive Awards. For 2025, the amount of the LTI award to each of the NEOs was based on a market analysis provided by the Compensation Committee’s compensation consultant and their tenure with SBA. Based on these considerations, the Compensation Committee approved an increase in each of the NEOs LTI award and approved the following LTI Value, Performance RSU and Time RSU awards for our NEOs:

Officer	2025 Long-Term Incentive Target Value ($)(1)	2025 Performance RSUs (#)(1)			2025 Time RSUs (#)
		AFFO	ROIC	Relative TSR
Brendan T. Cavanagh	$7,655,000	13,510	4,503	4,503	15,011
Marc Montagner	$3,000,000	4,412	1,471	1,471	7,354
Mark R. Ciarfella	$2,350,000	3,456	1,152	1,152	5,760
Richard M. Cane	$2,350,000	3,456	1,152	1,152	5,760
Joshua M. Koenig	$2,350,000	3,456	1,152	1,152	5,760

(1)

Performance RSUs are awarded at target, but can be forfeited, earned partially or earned at up to 200% based on the AFFO and ROIC generated and the performance of our relative TSR, in each case over the three-year period.

The Performance RSUs and the Time RSUs were granted on March 6, 2025, with the three-year performance period for the Performance RSUs commencing on January 1, 2025. The actual grant date value of the restricted stock units granted to our NEOs is set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. Year-over-year increases in LTI values shown in the Summary Compensation Table are influenced by the difference between the derived price used to determine the number of restricted stock units awarded and the fair market value of such awards on the date of

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grant as well as the impact of the Monte Carlo valuation used for accounting valuation purposes for the Relative TSR RSUs. This differential can fluctuate materially based on market conditions on the date of grant. Consequently, we believe that the year-over-year change in LTI values approved by the Compensation Committee, as described above, is a more accurate indication of compensation actions taken by the Compensation Committee.

Payout Under the 2023 Performance RSUs

In early 2025, the Compensation Committee evaluated the performance of SBA’s cumulative AFFO per share for the relevant three-year performance period against the pre-established levels and SBA’s relative TSR against the S&P 500 for the three-year performance period. As indicated below, (1) our AFFO per share for the three-year period exceeded the maximum, as a result, these Performance RSUs paid out at 200% of target and (2) our relative TSR for the three-year period did not meet the threshold and therefore no amounts were paid on these Performance RSUs.

Other Benefits

We do not provide pension, supplemental retirement benefits or material perquisites to our executives as they are not tied to performance. Consequently, “All Other Compensation” constituted less than 0.8% of the total compensation paid during 2025 to our CEO or any of our other NEOs.

Our NEOs are eligible to participate in our active employee flexible benefits plans, which are generally available to all full-time employees. Under these plans, all employees are entitled to medical, vision, dental, life insurance and long-term disability coverage. All full-time employees are also entitled to vacation, sick leave and other paid holidays. SBA also provides all full-time employees, including our NEOs, with a 100% match on their 401(k) contributions up to $4,000. In addition to the benefits provided to all full-time employees, SBA’s officers, including our NEOs, are provided supplemental medical insurance for which SBA pays the premiums. The Compensation Committee believes that SBA’s commitment to provide these employee benefits recognizes that the health and well-being of SBA’s NEOs contributes directly to a productive and successful work life that enhances results for SBA and its shareholders.

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Severance and Change in Control Benefits

We currently have an employment agreement with Mr. Cavanagh that provides for severance payments and benefits if his employment terminates without cause or for good reason, including as a result of, or following, a change in control. In addition, we have an Executive Severance Plan that provides for a severance payment to our Executive Vice Presidents if the executive’s employment terminates without cause or for good reason, including as a result of, or following, a change in control. These severance and change in control severance benefits, as well as a summary of potential payments relating to these and other termination events, can be found under the heading “Potential Payments Upon Termination or
Change-in-Control”
beginning on page 61.
Other Compensation Practices

Equity Grant Practices
.
It is the Compensation Committee’s practice to ensure that equity awards are not impacted by the release of material non-public
information. Traditionally, the Compensation Committee has granted employee and executive officer equity awards after the release of SBA’s annual financial and operational results.
Officer and Director Stock Ownership Guidelines
.
Our Stock Ownership Guidelines establish minimum equity ownership requirements for our CEO, our Executive Vice Presidents, each of our other officers and each member of our Board. The purposes of the Guidelines are to align the interests of those officers and directors with the interests of shareholders and further promote our commitment to sound corporate governance. The minimum required ownership is determined (i) with respect to each officer, as a multiple of the officer’s annual base salary as of the date of calculation and (ii) with respect to each director, as a multiple of the director’s annual retainer as of the date of calculation and, in each instance, then converted to a fixed number of shares. As of December 31, 2025, the minimum ownership levels are as follows:

Position	Multiple of Base Salary or Annual Retainer

CEO	6x Base Salary

Executive Vice Presidents	3x Base Salary

Other Officers	1x Base Salary

Director	5x Annual Retainer
The Guidelines provide that (1) outstanding shares directly owned (including 50% of any unvested Time RSUs), (2) outstanding shares indirectly owned (but only to the extent that the officer or director has an economic interest in, or a voting right over, such shares) and (3) shares held in savings, retirement or deferred compensation plans may be included in determining whether an officer or a director has met the minimum ownership requirement. Until an officer or director has met his or her minimum required ownership, he or she must retain 100% of all shares, net of taxes, received from the settlement of restricted stock unit awards granted under our incentive plans. Newly appointed, promoted, or hired officers or directors have five years from the date they are appointed, promoted, or hired to meet the applicable minimum ownership requirements. Such officer or director must retain 50% of all shares, net of taxes, received from the settlement of restricted stock or restricted stock units during such five-year period or until his or her minimum ownership requirements are met. Shares that are used in determining if an officer or a director has met the minimum ownership requirements may not be pledged.
Prohibition on Hedging
.
Officers, directors and employees and their respective family members are not permitted to enter into hedging arrangements with respect to shares of SBA Class A Common Stock that they beneficially own.

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Tax Deductibility of Compensation

Code Section
 409A
. Under Section 409A of the Code, amounts deferred by an NEO under a nonqualified deferred compensation plan (including certain severance plans) may be included in gross income when earned and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. We administer our plans consistent with Section 409A requirements and have amended plan documents to reflect Section 409A requirements.
Code Sections 280G and 4999
. Sections 280G and 4999 of the Code limit a public company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance from a public company in connection with a change in control. The Compensation Committee considers, as one of many factors, the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures certain post-termination compensation payable to our NEOs. The potential adverse tax consequences to our company and/or the executive, however, are not necessarily determinative factors in such decisions.
Non-GAAP
Reconciliation

This CD&A includes the following
non-GAAP
financial measures: Adjusted EBITDA and AFFO per share. Please see Appendix A of this proxy statement for a reconciliation of such measures.

SBA Communications Corporation

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on such review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,

The Compensation Committee

Kevin L. Beebe

Laurie Bowen

Mary S. Chan

Jack Langer

April 1, 2026

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents certain summary information for the fiscal years ended December 31, 2025, 2024, and 2023 concerning compensation earned for services rendered in all capacities by each of our named executive officers, as identified in the Compensation Discussion and Analysis.

Name and Principal Position	Year		Salary ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Brendan T. Cavanagh President and Chief Executive Officer	2025		955,000	8,640,313	1,733,086	30,316	11,358,715
	2024		920,000	6,589,999	1,284,435	23,068	8,817,502
	2023	(5)	725,000	3,395,259	864,200	25,468	5,009,927

Marc Montagner Executive Vice President and Chief Financial Officer	2025		665,000	3,358,239	679,298	23,831	4,726,368
	2024		640,000	2,744,457	579,840	18,225	3,982,522

Mark R. Ciarfella Executive Vice President - U.S. Operations	2025		560,000	2,630,314	565,040	29,440	3,784,794
	2024		520,000	2,107,016	471,120	22,432	3,120,568
	2023		480,000	1,679,224	524,160	20,908	2,704,292

Richard M. Cane Executive Vice President and President - International	2025		560,000	2,630,314	579,040	21,340	3,790,694
	2024		510,000	2,043,892	474,810	17,452	3,046,154
	2023		470,000	1,629,881	550,840	18,064	2,668,785

Joshua M. Koenig Executive Vice President, Chief Administrative Officer & General Counsel	2025		560,000	2,630,314	593,040	29,747	3,813,101
	2024		510,000	1,960,642	487,560	22,432	2,980,634

(1)

The amounts in this column do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead, the amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock unit awards, refer to Note 13 in our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. Values shown above are based on grant date fair value of the awards, rather than the LTI values approved by the Compensation Committee as discussed on page 50.

(2)

This amount includes the aggregate grant date fair value of (i) time-based RSUs and (ii) Performance RSUs granted in 2025. The aggregate grant date fair value of the Performance RSUs was computed based on the probable outcome of the applicable performance target as of the grant date and 100% achievement of such performance target. The Performance RSUs are earned based on AFFO per share, relative TSR and average ROIC.

(a)

The grant date fair value of $314.60 per PSU for the Relative TSR portion of the PSU award was determined using a Monte Carlo simulation model. The value was determined using the historical stock price volatilities of the Company and the companies in our comparator group over the most recent 2.9-year period assuming dividends for each company are reinvested on a continuous basis and a risk-free rate of interest of 3.9% and that dividends declared on vested shares are received over the vesting period.

(b)	The grant date fair value of $218.74 for the AFFO and the ROIC portions of the awards is based on the closing price of our Class A common stock on the grant date.
(c)

If we assume that the highest level of performance conditions will be achieved with respect to the PSUs (and thus the maximum number of shares will be issued under the PSUs), using the fair value of our Class A common stock on the grant date for such shares, the 2025 fiscal year Performance RSUs would be as follows: $10,713,614, $3,499,250, $2,740,744, $2,740,744, and $2,740,744, for Messrs. Cavanagh, Montagner, Ciarfella, Cane, and Koenig, respectively.

(3)

The amounts reported in this column reflect compensation earned for 2025, 2024, and 2023 performance under our annual cash incentive compensation program. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they were earned after finalization of our audited financial statements.

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(4)

For 2025, these amounts include (a) premiums paid by SBA pursuant to our supplemental medical insurance program of $26,316 for Mr. Cavanagh, $19,524 for Mr. Montagner, $25,440 for Messrs. Ciarfella and Koenig, and $17,340 for Mr. Cane, (b) company matching contributions of $4,000 to each such named executive officer’s 401(k) plan and (c) a gym membership for Mr. Montagner and Mr. Koenig. In addition, our NEOs are permitted from time to time to use our fractional interest corporate aircraft for personal use when not already committed to business use, upon reimbursement of all incremental costs to the Company.

(5)	Mr. Cavanagh’s compensation for 2023 was earned in his capacity as Executive Vice President and Chief Financial Officer.

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Grants of Plan-Based Awards

The following table provides information about cash (non-equity) and equity incentive compensation awarded to our named executive officers in 2025 including: (1) the range of possible cash payouts under our annual incentive compensation program; (2) the grant date of equity awards; (3) the number of time-based and performance-based restricted stock units granted; and (4) the grant date fair value of the time-based and performance-based restricted stock unit grants calculated in accordance with FASB ASC Topic 718. The time-based and performance-based restricted stock unit awards were granted under SBA’s 2020 Performance and Equity Incentive Plan, which is discussed in greater detail in this proxy statement under the caption “Compensation Discussion and Analysis.”

Name	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)				Award Type		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	Grant date fair value of stock awards ($)
	Threshold ($)	Target ($)	Maximum ($)	Grant Date			Threshold (#)	Target (#)	Maximum (#)
Brendan T. Cavanagh	835,625	1,671,250	3,342,500	3/6/2025	PSU1	(4)	6,755	13,510	27,020		2,955,177
				3/6/2025	PSU2	(5)	2,252	4,503	9,006		1,416,644
				3/6/2025	PSU3	(6)	2,252	4,503	9,006		984,986
				3/6/2025	RSU					15,011	3,283,506
Marc Montagner	332,500	665,000	1,330,000	3/6/2025	PSU1	(4)	2,206	4,412	8,824		965,081
				3/6/2025	PSU2	(5)	736	1,471	2,942		462,777
				3/6/2025	PSU3	(6)	736	1,471	2,942		321,767
				3/6/2025	RSU					7,354	1,608,614
Mark R. Ciarfella	280,000	560,000	1,120,000	3/6/2025	PSU1	(4)	1,728	3,456	6,912		755,965
				3/6/2025	PSU2	(5)	576	1,152	2,304		362,419
				3/6/2025	PSU3	(6)	576	1,152	2,304		251,988
				3/6/2025	RSU					5,760	1,259,942
Richard M. Cane	280,000	560,000	1,120,000	3/6/2025	PSU1	(4)	1,728	3,456	6,912		755,965
				3/6/2025	PSU2	(5)	576	1,152	2,304		362,419
				3/6/2025	PSU3	(6)	576	1,152	2,304		251,988
				3/6/2025	RSU					5,760	1,259,942
Joshua M. Koenig	280,000	560,000	1,120,000	3/6/2025	PSU1	(4)	1,728	3,456	6,912		755,965
				3/6/2025	PSU2	(5)	576	1,152	2,304		362,419
				3/6/2025	PSU3	(6)	576	1,152	2,304		251,988
				3/6/2025	RSU					5,760	1,259,942

(1)

The amounts in these columns reflect potential payments of annual cash incentive compensation based on 2025 performance. The 2025 annual cash incentive payments were made in March 2026. The actual amounts paid under our annual cash incentive compensation program are the amounts reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

This column represents the number of Performance RSUs granted in 2025 to the named executive officers. The threshold, target and maximum amounts reflect the maximum number of shares that may be earned assuming that 50%, 100% and 200% of the applicable performance target is achieved. See note 2 to the Summary Compensation Table and page 50 of the CD&A section for additional information.

(3)

This column represents the number of Time RSUs granted in 2025 to the named executive officers. These restricted stock units vest in three equal annual installments, beginning on March 6, 2026, the first anniversary of the grant date.

(4)	Performance RSUs that are earned and vest based on SBA’s cumulative AFFO per share over the 3-year performance period.

(5)	Performance RSUs that are earned and vest based on SBA’s relative TSR performance over the 3-year performance period.

(6)	Performance RSUs that are earned and vest based on SBA’s average ROIC over the 3-year performance period.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Cavanagh Employment Agreement

As discussed above under the caption “Compensation Discussion and Analysis,” we have entered into an employment agreement with Mr. Cavanagh in order to further our ability to retain his services as an executive officer of SBA. Effective January 1, 2024, we amended and restated our employment agreement with Mr. Cavanagh. The employment agreement provided that Mr. Cavanagh was entitled to receive a minimum base salary, set initially at $920,000, which amount could be increased by the Board, and that he will have a minimum target bonus opportunity, which may be increased by the Board. The 2025 annual bonus target was set at 175% of his annual base salary (which was set at $955,000 for 2025). In addition, the employment agreement provided for noncompetition, noninterference, non-disparagement and nondisclosure covenants.

Effective February 25, 2026, we amended and restated our employment agreement with Mr. Cavanagh. Mr. Cavanagh’s employment agreement terminates as of December 31, 2028; provided however that the term of the employment agreement shall automatically be extended for three (3) years following the effective date of a Change in Control. The amended employment agreement with Mr. Cavanagh provides that he is entitled to receive a minimum base salary, set at $985,000, which amount may be increased by the Board, and that he will have a minimum target bonus opportunity of 175% of his annual base salary, which may be increased by the Board. In addition, the amended employment agreement provides for noncompetition, noninterference, non-disparagement and nondisclosure covenants.

The employment agreement with Mr. Cavanagh provides that upon termination of his employment without cause, or upon his resignation for good reason, he is entitled to receive certain benefits. A discussion of these benefits and how these provisions would be applied if Mr. Cavanagh had been terminated or if a change in control had occurred on December 31, 2025 can be found under the heading “Potential Payments Upon Termination or Change-in-Control” beginning on page 61. Such payments are subject to the executive’s execution of a full release and waiver of claims against SBA.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and unvested restricted stock units for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2025. Each stock option and restricted stock unit grant is shown separately for each named executive officer.

	OPTION AWARDS(1)				STOCK AWARDS

Name	Equity Award Grant Date	Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Award Type		Number of Shares or Units of Stock that have not Vested ($)(6)	Market Value of Shares or Units of Stock that have not Vested ($)(6)	Equity Incentive Plan Awards
									Number of Unearned Shares, Units or Other Rights that have not vested (#)(6)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)(6)
		Exercisable (#)

Brendan T. Cavanagh	3/6/19	55,741	182.30	3/6/26			—	—	—	—
	3/6/23	—	—	—	RSU	(2)	1,445	279,506	—	—
	3/6/23	—	—	—	PSU1	(3)	—	—	8,670	1,677,038
	3/6/23	—	—	—	PSU2	(4)	—	—	2,168	419,356
	3/6/24	—	—	—	RSU	(2)	7,932	1,534,287	—	—
	3/6/24	—	—	—	PSU1	(3)	—	—	21,416	4,142,497
	3/6/24	—	—	—	PSU2	(4)	—	—	1,785	345,273
	3/6/24	—	—	—	PSU3	(5)	—	—	3,569	690,352
	3/6/25	—	—	—	RSU	(2)	15,011	2,903,578	—	—
	3/6/25	—	—	—	PSU1	(3)	—	—	27,020	5,226,479
	3/6/25	—	—	—	PSU2	(4)	—	—	2,252	435,604
	3/6/25	—	—	—	PSU3	(5)	—	—	4,503	871,015

		55,741					24,388	4,717,371	71,383	13,807,614

Marc Montagner	10/17/23	—	—	—	RSU	(2)	1,588	307,167	—	—
	3/6/24	—	—	—	RSU	(2)	4,144	801,574	—	—
	3/6/24	—	—	—	PSU1	(3)	—	—	7,458	1,442,601
	3/6/24	—	—	—	PSU2	(4)	—	—	622	120,313
	3/6/24	—	—	—	PSU3	(5)	—	—	1,243	240,433
	3/6/25	—	—	—	RSU	(2)	7,354	1,422,484
	3/6/25	—	—	—	PSU1	(3)	—	—	8,824	1,706,826
	3/6/25	—	—	—	PSU2	(4)	—	—	736	142,364
	3/6/25	—	—	—	PSU3	(5)	—	—	1,471	284,536

		—					13,086	2,531,225	20,354	3,937,073

Mark R. Ciarfella	3/6/23	—	—	—	RSU	(2)	715	138,302	—	—
	3/6/23	—	—	—	PSU1	(3)	—	—	4,288	829,428
	3/6/23	—	—	—	PSU2	(4)	—	—	1,072	207,357
	3/6/24	—	—	—	RSU	(2)	3,063	592,476	—	—
	3/6/24	—	—	—	PSU1	(3)	—	—	5,726	1,107,580
	3/6/24	—	—	—	PSU2	(4)	—	—	477	92,266
	3/6/24	—	—	—	PSU3	(5)	—	—	954	184,532
	3/6/25	—	—	—	RSU	(2)	5,545	1,072,569	—	—
	3/6/25	—	—	—	PSU1	(3)	—	—	6,912	1,336,988
	3/6/25	—	—	—	PSU2	(4)	—	—	576	111,416
	3/6/25	—	—	—	PSU3	(5)	—	—	1,152	222,831

		—					9,323	1,803,347	21,157	4,092,398

Richard M. Cane	3/6/23	—	—	—	RSU	(2)	694	134,240	—	—
	3/6/23	—	—	—	PSU1	(3)	—	—	4,162	805,056
	3/6/23	—	—	—	PSU2	(4)	—	—	1,041	201,361
	3/6/24	—	—	—	RSU	(2)	3,086	596,925	—	—
	3/6/24	—	—	—	PSU1	(3)	—	—	5,554	1,074,310
	3/6/24	—	—	—	PSU2	(4)	—	—	463	89,558
	3/6/24	—	—	—	PSU3	(5)	—	—	926	179,116
	3/6/25	—	—	—	RSU	(2)	5,760	1,114,157	—	—
	3/6/25	—	—	—	PSU1	(3)	—	—	6,912	1,336,988
	3/6/25	—	—	—	PSU2	(4)	—	—	576	111,416
	3/6/25	—	—	—	PSU3	(5)	—	—	1,152	222,831

		—					9,540	1,845,322	20,786	4,020,636

SBA Communications Corporation | 2026 Proxy Statement 59

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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	OPTION AWARDS(1)				STOCK AWARDS

Name	Equity Award Grant Date	Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Award Type		Number of Shares or Units of Stock that have not Vested ($)(6)	Market Value of Shares or Units of Stock that have not Vested ($)(6)	Equity Incentive Plan Awards
									Number of Unearned Shares, Units or Other Rights that have not vested (#)(6)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)(6)
		Exercisable (#)

Joshua M. Koenig	3/6/19	9,121	182.30	3/6/26			—	—	—	—
	3/6/23	—	—	—	RSU	(2)	655	126,697	—	—
	3/6/23	—	—	—	PSU1	(3)	—	—	3,930	760,180
	3/6/23	—	—	—	PSU2	(4)	—	—	983	190,142
	3/6/24	—	—	—	RSU	(2)	2,960	572,553	—	—
	3/6/24	—	—	—	PSU1	(3)	—	—	5,328	1,030,595
	3/6/24	—	—	—	PSU2	(4)	—	—	444	85,883
	3/6/24	—	—	—	PSU3	(5)	—	—	888	171,766
	3/6/25	—	—	—	RSU	(2)	5,760	1,114,157	—	—
	3/6/25	—	—	—	PSU1	(3)	—	—	6,912	1,336,988
	3/6/25	—	—	—	PSU2	(4)	—	—	576	111,416
	3/6/25	—	—	—	PSU3	(5)	—	—	1,152	222,831

		9,121					9,375	1,813,407	20,213	3,909,801

(1)	Until 2019, we issued stock options to officers as part of their long-term compensation. These options vested on the first through fourth anniversaries of the grant date.

(2)	Time RSUs that vest in three equal annual installments on the anniversary of the grant date.

(3)	Performance RSUs that are earned and vest based on SBA’s cumulative AFFO over the 3-year performance period.

(4)	Performance RSUs that are earned and vest based on SBA’s relative TSR performance over the 3-year performance period.

(5)	Performance RSUs that are earned and vest based on SBA’s average ROIC over the 3-year performance period.

(6)

For our performance-based RSUs, the number of units and the market value is reflected (i) at threshold for the Performance RSUs based on SBA’s relative TSR performance, (ii) at maximum performance level for the Performance RSUs based on SBA’s cumulative AFFO and (iii) at target for the Performance RSUs based on SBA’s average ROIC. The market value of the Time RSUs and the Performance RSUs is calculated by multiplying the closing price of SBA’s Class A common stock on December 31, 2025 ($193.43) by the number of units.

60 SBA Communications Corporation | 2026 Proxy Statement

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options and vesting of restricted stock units and the value realized on exercise of such stock options and vesting of restricted stock units on an aggregated basis during the fiscal year ended December 31, 2025 for each of the named executive officers.

	Option Awards		Stock Awards(1)
Name	Gross # of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	# of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)

Brendan T. Cavanagh	50,212	2,403,146	13,496	2,983,385

Marc Montagner	—	—	3,659	769,910

Mark R. Ciarfella	—	—	6,733	1,482,115

Richard M. Cane	—	—	3,564	786,935

Joshua M. Koenig	2,724	130,371	3,643	804,548

(1)	These columns reflect restricted stock units previously awarded to the named executive officers that vested during 2025.

(2)

The value realized on exercise for shares exercised is calculated by multiplying the number of shares times the difference between the closing price of Class A common stock on the date of exercise and the per share exercise price of the options.

(3)

Of these amounts, shares were withheld by us to cover tax withholding obligations as follows: Mr. Cavanagh, 5,311 shares; Mr. Montagner, 1,440 shares; Mr. Ciarfella, 2,713 shares; Mr. Cane, 1,046 shares; and Mr. Koenig, 1,434 shares.

(4)	Calculated based on the closing price of SBA Class A common stock on the business day prior to the applicable vesting dates.

Potential Payments Upon Termination or Change-in-Control

Severance Arrangements

We have entered into an employment agreement with Mr. Cavanagh, or Cavanagh Employment Agreement, and adopted the SBA Communications Corporation Executive Severance Plan, or Executive Severance Plan, which provides for a severance payment if a covered executive is terminated under certain circumstances. We believe that the severance provisions of the Cavanagh Employment Agreement and the Executive Severance Plan assist in our retention of these key executives and ensure their continued dedication to their duties in the event of a change in control. The Executive Severance Plan provides severance benefits to our Executive Vice Presidents, which includes Messrs. Richard M. Cane, Mark Ciarfella, Joshua M. Koenig, Marc Montagner, and Donald E. Day (each, an “ESP Participant”).

The material terms of the severance provisions of Mr. Cavanagh’s employment agreement and the Executive Severance Plan are as follows:

Covered terminations. Pursuant to the Cavanagh Employment Agreement and the Executive Severance Plan, Mr. Cavanagh or an ESP Participant would receive severance payments if his employment were terminated (1) by SBA without “Cause” (as defined below) or (2) by such executive for “Good Reason” (as defined below) (each a “Covered Termination”) or (3) due to his death or disability. The amount of such severance payments varies to the extent that such termination occurs (A) on or after a “Change in Control” or (B) six months prior to a Change In Control if it is reasonably demonstrated that such termination was in contemplation of the Change In Control.

SBA Communications Corporation | 2026 Proxy Statement 61

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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The Cavanagh Employment Agreement and the Executive Severance Plan define Cause, Good Reason and Change in Control as follows.

>

“Cause,” means any of the following events: (1) the officer’s willful, material violation of any law applicable to our business; (2) the officer’s conviction of, or plea of “no contest,” to a felony; (3) any willful perpetration by the officer of an act involving moral turpitude or common law fraud, whether or not related to his activities on behalf of the Company; (4) any act of gross negligence by the officer in the performance of his duties; (5) any material violation by the officer of our Code of Ethics or our Code of Conduct; (vi) any willful misconduct by the officer that is materially injurious to our company; (6) the willful and continued failure or refusal of the officer to satisfactorily perform the duties reasonably required of him; (7) the indictment for any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or our property where such indictment has a material adverse impact on the officer’s ability to perform his duties, (8) any willful misconduct by the Executive that is materially injurious to the financial condition, business, or reputation of, or is otherwise materially injurious to, any member of the Company, or (9) any material breach by the executive of his non-competition, non-interference, non-disparagement or confidentiality provisions set forth in the Cavanagh employment agreement or the Executive Severance Plan, as applicable.

>

“Good Reason,” means any of the following events: (i) the officer’s position, title, duties, and reporting responsibilities in effect on the effective date become less favorable in any material respect, provided, however, that good reason will not have occurred if either (1) (a) the diminution in the officer’s position, duties or reporting responsibilities is solely and directly a result of SBA no longer being a publicly-traded company; (b) the event resulting in SBA no longer being a publicly-traded entity is a leveraged buyout, acquisition by a private equity fund and/or other similar “going private” transaction and is not as a result of the acquisition of SBA or its business by another operating company; and (c) the officer continues to hold the same position and title with SBA and no other act or omission has occurred that would constitute an event of good reason, or (2) the diminution in the officer’s position, duties or reporting responsibilities is during a period of physical or mental incapacity of the officer; (ii) a reduction in, or a change in the form of, the base salary, minimum target bonus, or material benefits, as in effect immediately prior to such reduction or change, other than an across-the-board reduction applicable to all of our senior executive officers; or (iii) the relocation, without the officer’s consent, of the officer’s principal place of business to a location that is more than 60 miles from the officer’s primary business location as in effect prior to such relocation or, if applicable, from a subsequent primary business location agreed to by the officer.

>

A “Change In Control,” will be deemed to have occurred when (i) any person is or becomes the beneficial owner, directly or indirectly, of our securities representing 35% or more of the combined voting power of our then-outstanding securities; (ii) during any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board, provided that any new director subsequent to the beginning of such period (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation relating to the election of directors) whose appointment or election by the Board or nomination for election by our shareholders was approved or recommended by a vote of at least a majority of the Incumbent Directors; (iii) a merger or consolidation of our company is consummated, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of our company or the surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities; or (iv) our shareholders approve a plan of complete liquidation or dissolution of our company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of our company in substantially the same proportions as their ownership of our company immediately prior to such sale.

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Severance Payment. Pursuant to the Cavanagh Employment Agreement or the Executive Severance Plan, upon the occurrence of a Covered Termination, the officer would receive a severance payment equal to the sum of:

(a) an amount equal to the pro rata portion of the minimum annual bonus target for the period of service in the year in which the termination or resignation occurs; and

(b) an amount equal to the applicable multiple multiplied by the sum of the officer’s (i) base salary for the year in which the termination or resignation occurs, plus (ii) the target annual bonus target in effect immediately prior to the officer’s termination of employment plus (iii) in the case of the Cavanagh Employment Agreement, the Reference Benefits Value (as defined below).

The applicable multiple with respect to the Cavanagh Employment Agreement, means two (2), in the event a termination or resignation occurs prior to a Change In Control and three (3), in the event termination or resignation occurs on or after a Change In Control. Reference Benefits Value means the greater of (1) $33,560 and (2) the value of all medical, dental, health, life, and other fringe benefit plans, and arrangements applicable to the Executive and his dependents for the year in which the termination occurs. The applicable multiple with respect to the Executive Severance Plan means one (1), in the event the termination occurs prior to a Change in Control of the Company, and two (2), in the event the termination occurs on or after a Change in Control of the Company. The severance payment is payable in a lump sum.

Death or Disability. If the employment of Mr. Cavanagh or any ESP Participant were terminated due to death or disability, such officer or his estate would receive an amount equal to the pro rata portion of the minimum annual bonus target for the period of service in the year in which the termination occurs. This amount is payable in a lump sum.

Excise tax. Neither the Cavanagh Employment Agreement nor the Executive Severance Plan provides for gross-up payments. Pursuant to the Cavanagh Employment Agreement and the Executive Severance Plan in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, and if the reduction of the payments to an amount that would not be subject to the excise tax is greater than if the payment had not been reduced, then, subject to limitations, the payments would be reduced to such amount.

Benefit continuation. Pursuant to the Executive Severance Plan, the medical, dental and life insurance benefits of each ESP Participant would be continued until the earlier of applicable multiple of years from the date of termination or the date the officer becomes eligible for comparable benefits provided by a third party.

Acceleration of Vesting of Equity

In addition to the severance payments that would be payable under the Cavanagh Employment Agreement or the Executive Severance Plan, our option and restricted stock unit agreements provide for either accelerated vesting or continued vesting under certain circumstances. Our 2020 Performance and Equity Incentive Plan requires that all grants of equity to officers be subject to “double-trigger” acceleration. This means their vesting will only be accelerated after a Change in Control if the employment of such officers is terminated without cause or the officer resigns for good reason (1) within six months before such Change in Control, if the termination or resignation was in contemplation of the Change in Control, or (2) within twelve months after such Change in Control. In addition, pursuant to our equity plan retirement policy, all current award agreements provide for (i) continued vesting for all awards granted more than twelve months prior to a Qualified Retirement and (ii) pro-rata retention and continued vesting, based on the portion of the year between award grant and retirement, for all awards granted between three months and twelve months prior to a Qualified Retirement (with the remainder being forfeited). A Qualified Retirement is defined as an employee who, at the time of retirement, (i) is at least 55 years old, (ii) has worked for us for at least five years, (iii) the sum of his or her age and length of service is at least 70, and (iv) to the extent that the employee is an executive officer, provides us with at least six months’ notice prior to such retirement. To receive qualified retirement treatment for awards following retirement, the employee must also comply with certain confidentiality, non-competition and other restrictive covenant agreements.

SBA Communications Corporation | 2026 Proxy Statement 63

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Name and Type of Payment/Benefit	Termination for “good reason” or “without cause” not in connection with a Change in Control ($)		Termination for “good reason” or “without cause” in connection with a Change in Control ($)
Brendan T. Cavanagh
Base salary(1)	$	1,910,000	$	2,865,000
Bonus(1)		3,342,500		5,013,750
Pro Rata Bonus(2)		1,671,250		1,671,250
Value of accelerated equity awards(3)		—		14,201,631
Reference Benefits Value(4)		67,120		100,680

Total		6,990,870		23,852,311

Marc Montagner
Base salary	$	665,000	$	1,330,000
Bonus(5)		665,000		1,330,000
Pro Rata Bonus(2)		665,000		665,000
Value of accelerated equity awards(3)		—		5,155,877
Health/life insurance benefits		30,165		60,330

Total		2,025,165		8,541,207

Mark R. Ciarfella
Base salary	$	560,000	$	1,120,000
Bonus(5)		560,000		1,120,000
Pro Rata Bonus(2)		560,000		560,000
Value of accelerated equity awards(3)		—		4,669,787
Health/life insurance benefits		19,867		39,734

Total		1,699,867		7,509,521

Richard M. Cane
Base salary	$	560,000	$	1,120,000
Bonus(5)		560,000		1,120,000
Pro Rata Bonus(2)		560,000		560,000
Value of accelerated equity awards(3)		—		4,659,922
Health/life insurance benefits		14,060		28,120

Total		1,694,060		7,488,042

Joshua M. Koenig
Base salary	$	560,000	$	1,120,000
Bonus(5)		560,000		1,120,000
Pro Rata Bonus(2)		560,000		560,000
Value of accelerated equity awards(3)		—		4,546,572
Health/life insurance benefits		19,193		38,386

Total		1,699,193		7,384,958

(1)

This amount reflects, in the event the termination occurs not in connection with a Change in Control, a payment equal to two times the sum of Mr. Cavanagh’s (x) base salary for the year in which the termination or resignation occurs and (y) the minimum annual bonus target, and, in the event the termination occurs in connection with a Change in Control, three times such sum.

(2)

For Mr. Cavanagh, this amount was calculated based on his minimum annual bonus target for 2025, which was equal to 175% of Mr. Cavanagh’s base salary. Pursuant to the Executive Severance Plan, Messrs. Montagner, Ciarfella, Cane and Koenig would be entitled to a Pro Rata Bonus equal to their respective target annual incentive bonus for 2025.

64 SBA Communications Corporation | 2026 Proxy Statement

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(3)

Represents the value of accelerated time-based and performance-based restricted stock units. The value of the accelerated restricted stock units is calculated by multiplying the closing price of SBA’s Class A common stock on December 31, 2025 ($193.43) by the number of unvested restricted stock units as of December 31, 2025 which, in the case of performance-based restricted stock units, assumes target performance. The number of restricted stock units that are earned upon a “double-trigger” accelerated vesting of performance-based restricted stock units is target or actual performance, depending on the performance metric, calculated in accordance with the award agreement.

(4)

This amount reflects a payment equal to two times, in the event the termination occurs not in connection with a Change in Control, and three times, in the event the termination occurs in connection with a Change in Control, the value of health and life insurance benefits and other fringe benefit plans and arrangements applicable to Mr. Cavanagh based on an amount of $33,560 under the terms of Mr. Cavanagh’s employment agreement.

(5)

Pursuant to the Executive Severance Plan, this amount reflects, in the event the termination occurs not in connection with a Change in Control, a payment equal to the sum of (x) the executive’s respective base salary in effect for the year of termination or resignation, and (y) the executive’s target annual incentive bonus in effect immediately prior to the termination or resignation and, in the event the termination occurs in connection with a Change in Control, two times such sum.

SBA Communications Corporation | 2026 Proxy Statement 65

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We provide our shareholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany those tables. At the 2026 Annual Meeting, we are asking our shareholders to approve, on an advisory basis, the 2025 compensation of our named executive officers as disclosed in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS.	✓

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the Dodd-Frank Act) requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers. At the 2023 Annual Meeting, our shareholders voted in favor of holding our Say on Pay vote annually, which the Board subsequently approved. The next shareholder vote on the frequency of our advisory Say on Pay vote is expected to be held at our 2029 Annual Meeting.

We encourage shareholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on pages 37 to 65. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to incentivize and reward the creation of shareholder value.

We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

>

We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at risk,” meaning that such portion be tied to, and vary with, our financial, operational and stock price performance, as well as individual performance. For 2025, 91% of our CEO’s target total compensation and an average of 84% of our other NEOs’ target total compensation was performance-based or equity-based;

>	Realized compensation for our executives is highly correlated to TSR;

>

We provide a balance of short-term and long-term compensation; our annual cash incentive bonus rewards the accomplishment of annual financial, operational and strategic goals, while our equity grants vest our executives’ financial interests in the long-term appreciation of our Class A common stock;

>	We have stock ownership guidelines that promote continued alignment of our executives’ interests with those of our shareholders and discourage excessive risk taking for short-term gains; and

>

We review and implement our executive compensation programs within a strong corporate governance environment, including a wholly-independent compensation consultant, independent legal counsel for our Compensation Committee and independent directors.

On the basis of the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on pages 37 to 65 of this proxy statement, we are requesting that our shareholders vote on the following resolution:

RESOLVED, that the shareholders of SBA approve, on an advisory basis, the compensation of SBA’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in SBA’s 2026 Annual Meeting proxy statement.

Although this Say on Pay vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of the vote and will take into account the outcome of the vote when determining future executive compensation arrangements.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” adoption of the resolution approving the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section.

66 SBA Communications Corporation | 2026 Proxy Statement

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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SECURITY OWNERSHIP

The table below shows the beneficial ownership as of March 26, 2026 of our Class A common stock held by each of the directors, nominees for director, named executive officers, all current directors and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our Class A common stock. As of March 26, 2026, we had 106,062,407 shares of Class A common stock outstanding.

Name	Number of Shares Beneficially Owned(1)		Percent of Class A Common Stock

Jeffrey A. Stoops	514,247	(2)	*

Kevin L. Beebe	18,136	(3)	*

Steven E. Bernstein	69,950	(4)	*

Laurie Bowen	5,391	(5)	*

Mary S. Chan	8,120	(6)	*

Jay L. Johnson	9,991	(7)	*

George R. Krouse, Jr.	9,638	(8)	*

Jack Langer	21,158	(9)	*

Amy E. Wilson	5,696	(10)	*

Brendan T. Cavanagh	82,837	(11)	*

Richard M. Cane	12,404		*

Mark R. Ciarfella	42,821	(12)	*

Joshua M. Koenig	10,726		*

Marc Montagner	6,069		*

All current directors and executive officers as a group (15 persons)	826,888	(13)	*

BlackRock, Inc.	10,119,014	(14)	9.5%

Dodge & Cox	11,517,226	(15)	10.9%

The Vanguard Group	17,279,798	(16)	16.3%

* Less than 1% of outstanding shares.

Except as otherwise indicated, the address of each person named in this table is c/o SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, Florida 33487.

(1)

In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable or restricted stock units that vest within 60 days after March 26, 2026 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(2)

This number includes (a) an aggregate of 633 shares of Class A common stock issuable pursuant to restricted stock units that vest within 60 days after March 26, 2026, (b) an aggregate of 18,175 shares of Class A common stock held by four different trusts, each for the benefit of one of Mr. Stoops’ four children, and a trust for the benefit of Mr. Stoops’ current and future descendants, and (c) 259,863 shares owned by Calculated Risk Partners, L.P., a Delaware limited partnership (“CRLP”), of which Mr. Stoops and his spouse control the general partner. Mr. Stoops disclaims beneficial ownership of the shares of Class A common stock held by the trusts and CRLP, except to the extent of his pecuniary interest in CRLP. This number also includes 353,842 shares of Class A common stock which are pledged or held in a margin account, which was in compliance, as of March 26, 2026, with SBA’s policy on pledging Class A common stock. Of these shares, Mr. Stoops shares voting and investment power with respect to 495,439 shares of Class A common stock with his spouse. This number also includes 94,744 shares of Class A common stock held by a non-profit foundation (the “Stoops Family Foundation”), for which Mr. Stoops serves as the President and one of the two directors and his spouse serves as the other director and therefore Mr. Stoops and his spouse share voting power with respect to these shares. Neither Mr. Stoops nor his spouse has any pecuniary interest in shares of Class A common stock held by the Stoops Family Foundation.

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(3)

This number includes 1,501 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 881 restricted stock units that vest within 60 days after March 26, 2026.

(4)

This number includes (a) 56,314 shares owned by the Bernstein Limited Partnership II (“BLP II”), an entity controlled, in part, by Mr. Bernstein, and (b) 5,000 shares owned by the Steven E. Bernstein Family Foundation Inc. (the “Bernstein Family Foundation”), a non-profit foundation for which Mr. Bernstein serves as a director. This number also includes 1,501 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 881 restricted stock units that vest within 60 days after March 26, 2026. Mr. Bernstein has shared voting and investment power over the 56,314 shares owned by BLP II. Mr. Bernstein disclaims beneficial ownership of the shares owned by BLP II except to the extent of his pecuniary interest in BLP II. Mr. Bernstein disclaims beneficial ownership of those shares of Class A common stock held by the Bernstein Family Foundation. This number also includes 56,314 shares of Class A common stock which are pledged or held in a margin account, which was in compliance, as of March 26, 2026, with SBA’s policy on pledging Class A common stock.

(5)

This number includes 4,000 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 881 restricted stock units that vest within 60 days after March 26, 2026.

(6)

This number includes 1,501 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 881 restricted stock units that vest within 60 days after March 26, 2026.

(7)

This number includes 8,000 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 881 restricted stock units that vest within 60 days after March 26, 2026.

(8)

This number includes 501 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 881 restricted stock units that vest within 60 days after March 26, 2026.

(9)

This number includes 1,501 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 881 restricted stock units that vest within 60 days after March 26, 2026. This number also includes 10,631 shares of Class A common stock held by the Jack Langer 2012 Irrevocable Family Trust. The trustee of the trust is Mr. Langer’s spouse, with whom Mr. Langer shares voting power of such shares. Mr. Langer disclaims beneficial ownership of the securities held by the trust, except to the extent of his pecuniary interest therein.

(10)

This number includes 4,000 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 881 restricted stock units that vest within 60 days after March 26, 2026.

(11)

This number includes 19,055 shares of Class A common stock held by Cavanagh Investments, LLC (“CI LLC”) and 14,254 shares of Class A common stock held by Eagle SC LLC (“Eagle LLC”). Mr. Cavanagh and his spouse share voting power with respect to these shares. Mr. Cavanagh is the manager of CI LLC and a trust for the benefit of Mr. Cavanagh’s spouse owns all of the equity interests in CI LLC. Mr. Cavanagh disclaims beneficial ownership of the shares owned by CI LLC, except to the extent of his pecuniary interest therein. A trust for the benefit of Mr. Cavanagh owns 95.646% of Eagle LLC, and Mr. Cavanagh is the trustee of the trust. Mr. Cavanagh’s spouse is the manager of Eagle LLC.

(12)

This number includes 6,500 shares of Class A common stock which are pledged or held in a margin account, which was in compliance, as of March 26, 2026, with SBA’s policy on pledging Class A common stock.

(13)

This number includes 22,505 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 26, 2026 and 7,681 restricted stock units that vest within 60 days after March 26, 2026.

(14)

According to the Schedule 13G filed on February 5, 2025, by BlackRock, Inc. (“BlackRock”), of the 10,119,014 shares of SBA’s Class A common stock beneficially owned, BlackRock has (a) sole voting power with respect to 9,190,611 shares, and (b) sole investment power with respect to all 10,119,014 shares. The principal business address of BlackRock is 50 Hudson Yards, New York, New York 10001.

(15)

According to the Schedule 13G (Amendment No. 3) filed on November 6, 2025, by Dodge & Cox (“Dodge & Cox”), of the 11,517,226 shares of SBA’s Class A common stock beneficially owned, Dodge & Cox has (a) sole voting power with respect to 10,903,864 shares, and (b) sole investment power with respect to all 11,517,226 shares. The principal business address of Dodge & Cox is 555 California Street 40th Floor, San Francisco, CA 94104.

(16)

According to the Schedule 13G/A (Amendment No. 12) filed on February 13, 2024, by The Vanguard Group, Inc. (“Vanguard”), of the 17,279,798 shares of SBA’s Class A common stock beneficially owned, Vanguard has (a) sole voting power with respect to 0 shares, (b) sole investment power with respect to 16,769,489 shares, (c) shared voting power with respect to 188,106 shares and (d) shared investment power with respect to 510,309 shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. On March 27, 2026, Vanguard filed a Schedule 13G/A (Amendment No. 13) reporting that on January 12, 2026, it went through an internal realignment pursuant to which certain subsidiaries or business divisions of subsidiaries of Vanguard, that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard. Accordingly, Vanguard has stated that it no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. As of the date of this proxy statement, SBA has not received any filings from such subsidiaries and/or business divisions reflecting the disaggregated ownership.

68 SBA Communications Corporation | 2026 Proxy Statement

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PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed EY to continue to serve as our independent registered public accounting firm for the 2026 fiscal year. EY has served as our independent registered public accounting firm since 2002.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR.	✓

Introduction

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of EY as our independent registered public accounting firm is in the best interest of SBA and our shareholders, and we are asking our shareholders to ratify the selection of EY as our independent registered public accounting firm for 2026. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EY to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event our shareholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee. Ratification of the appointment of EY to serve as our independent registered public accounting firm for the 2026 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of EY for the 2026 fiscal year.

We expect a representative of EY to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

In connection with the audit of our 2025 financial statements and internal control over financial reporting, we entered into an agreement with EY which sets forth the terms by which EY performed audit services for us.

SBA Communications Corporation | 2026 Proxy Statement 69

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Fees Paid to EY

We were billed for professional services provided with respect to fiscal years 2024 and 2025 by EY in the amounts set forth in the following table.

Services Provided		2024		2025

Audit Fees(1)	$	3,910,000	$	3,848,608

Audit-Related Fees		—		—

Tax Fees(2)		489,296		713,083

All Other Fees		—		—

Total	$	4,399,296	$	4,561,691

(1)

These professional services included fees associated with (a) the audit of our annual financial statements (Form 10-K), (b) reviews of our quarterly financial statements (Form 10-Qs), (c) the audit of SBA’s internal control over financial reporting in connection with SBA’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and (d) other statutory audits required for the years ended 2024 and 2025.

(2)	These professional services included fees associated with tax compliance services, including services relating to tax returns, of $451,696 for 2024 and $597,783 for 2025.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee has responsibility for (1) appointing, (2) negotiating, (3) setting the compensation of and (4) overseeing the performance of the independent registered public accounting firm. The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not implemented a policy or procedure which delegates the authority to approve, or pre-approve, audit or permitted non-audit services to be performed by EY. In connection with making any pre-approval decisions, the Audit Committee must consider whether the provision of such permitted non-audit services by EY is consistent with maintaining EY’s status as our independent auditors.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by EY during fiscal year 2025, as described above.

70 SBA Communications Corporation | 2026 Proxy Statement

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AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of SBA on behalf of the Board of Directors. Management has primary responsibility for SBA’s financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of SBA’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and evaluating the effectiveness of internal controls and issuing reports thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee the accounting and financial reporting processes of SBA, including SBA’s internal controls over financial reporting and the audits of the financial statements of SBA.

During the course of 2025 and the first quarter of 2026, the Audit Committee regularly met and held discussions with management and the independent auditors. In the discussions related to SBA’s consolidated financial statements for fiscal year 2025, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements for fiscal year 2025, management’s annual report on internal control over financial reporting, the results of the independent auditor’s testing and the evaluation of SBA’s internal control over financial reporting and the independent auditor’s attestation report regarding management’s assessment of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of SBA’s financial statements for fiscal year 2025 is compatible with maintaining the independent auditors’ independence. The Audit Committee’s policy requires that the Audit Committee approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the written disclosures and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2025 be included in SBA’s Annual Report on Form 10-K, for filing with the SEC.

See the portion of this proxy statement titled “Corporate Governance-Board Committees” beginning on page 20 for information on the Audit Committee’s meetings in 2025.

The Audit Committee

Jay L. Johnson

Kevin L. Beebe

George R. Krouse, Jr.

Jack Langer

Amy E. Wilson

April 1, 2026

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report above shall not be incorporated by reference into any such future filings, except to the extent we specifically incorporate such information by reference in such future filing.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year.

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OTHER COMPENSATION DISCLOSURES
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “Compensation Actually Paid” (or “CAP”), as defined by SEC rules, and certain of our financial performance metrics. For further information concerning our variable pay-for-performance
philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	AFFO per Share
					Total Shareholder Return	Peer Group Total Shareholder Return

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$11,358,715	$10,743,291	$4,028,739	$3,903,892	$73.54	$82.60	$1,053,632	$12.85
2024	$8,817,502	$4,796,116	$3,331,586	$1,720,240	$89.44	$86.78	$749,536	$13.37
2023	$11,261,032	$7,851,613	$3,504,909	$2,695,520	$109.31	$100.41	$501,812	$13.08
2022	$13,334,754	($4,794,761)	$5,207,307	($1,385,547)	$119.01	$100.87	$461,429	$12.25
2021	$9,995,179	$32,023,793	$3,949,044	$11,961,853	$163.70	$140.99	$237,624	$10.74
Column (b)
. Reflects compensation amounts reported in the “Summary Compensation Table” or “SCT” for 2021, 2022 and 2023 for our former CEO, Jeffrey A. Stoops, and for 2024 and 2025, for our CEO, Brendan T. Cavanagh.
Column (c)
. CAP for our former CEO, Mr. Stoops, in each of 2021, 2022 and 2023 and our CEO, Mr. Cavanagh, in each of 2024 and 2025 reflects the respective amounts set forth in column (b), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (c) do not reflect the actual amount of compensation earned by or paid to our former CEO during the applicable year. For information regarding decisions made by our Compensation Committee with respect to the former CEO’s compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statements for the 2025, 2024, 2023, and 2022 annual meetings of shareholders.

Year	2021	2022	2023	2024	2025
CEO	Mr. Stoops	Mr. Stoops	Mr. Stoops	Mr. Cavanagh	Mr. Cavanagh
SCT Total Compensation ($)	9,995,179	13,334,754	11,261,032	8,817,502	11,358,715
Less: Stock and Option Award Values Reported in SCT for the Covered Year on Grant Date ($)	(7,172,549)	(9,901,690)	(8,148,621)	(6,589,999)	(8,640,314)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year at Year-End ($)	13,925,505	7,855,626	7,606,781	5,869,529	7,514,843
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	20,039,610	(11,218,937)	(1,005,888)	(819,975)	921,949
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	(4,763,952)	(4,864,514)	(1,656,336)	(1,498,653)	294,265
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—	—	(205,355)	(982,288)	(706,167)

Compensation Actually Paid ($)	32,023,793	(4,794,761)	7,851,613	4,796,116	10,743,291

SBA Communications Corporation

| 2026 Proxy Statement

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Equity Valuations: For performance restricted stock unit awards, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end
fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end
date. For options awards, updated market input assumptions (stock price, risk free interest rate, volatility, expected term and future dividend yield expectations) have been used to determine the fair values of outstanding awards as of the identified vesting dates and the relevant fiscal year-end
dates using the Black-Scholes option pricing model.
Column (d)
. The following
non-CEO
named executive officers are included in the average figures shown for 2022 and 2021: Brendan T. Cavanagh, Kurt L. Bagwell, Thomas P. Hunt and Jason V. Silberstein, for 2023: Brendan T. Cavanagh, Jason V. Silberstein, Mark R. Ciarfella, and Richard M. Cane, for 2024: Marc Montagner, Mark R. Ciarfella, Richard M. Cane, Joshua M. Koenig and Jason V. Silberstein and for 2025: Marc Montagner, Mark R. Ciarfella, Richard M. Cane, and Joshua M. Koenig.
Column (e)
. Average CAP for our
non-CEO
NEOs in each of 2025, 2024, 2023, 2022, and 2021 reflects the respective amounts set forth in column (d), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (e) do not reflect the actual amount of compensation earned by or paid to our non-CEO
NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the non-CEO
NEOs’ compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statements for the 2025, 2024, 2023, and 2022 annual meetings of shareholders.

Year	2021	2022	2023	2024	2025
Non-CEO NEOs	See column (d) note	See column (d) note	See column (d) note	See column (d) note	See column (d) note
SCT Total Compensation ($)	3,949,044	5,207,307	3,504,909	3,331,586	4,028,739
Less: Stock and Option Award Values Reported in SCT for the Covered Year on Grant Date ($)	(2,585,499)	(3,598,186)	(2,283,870)	(2,300,533)	(2,812,296)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year at Year-End ($)	5,019,747	2,854,664	2,132,004	1,850,331	2,442,106
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	7,293,395	(4,086,208)	(233,781)	(362,259)	311,888
Plus: Fair Value for Stock and Option Awards Granted and Vested in the Covered Year ($)	—	—	—	13,605	10,213
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	(1,714,834)	(1,763,124)	(376,014)	(493,703)	78,436
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—	—	(47,728)	(318,787)	(155,194)

Compensation Actually Paid ($)	11,961,853	(1,385,547)	2,695,520	1,720,240	3,903,892
Equity Valuations: For performance restricted stock unit awards, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end
fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end
date. For options awards, updated market input assumptions (stock price, risk free interest rate, volatility, expected term and future dividend yield expectations) have been used to determine the fair values of outstanding awards as of the identified vesting dates and the relevant fiscal year-end
dates using the Black-Scholes option pricing model.
Column (f)
. For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of SBA for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021 respectively.
Column (g
). For the relevant fiscal year, represents the cumulative TSR of our Large Public Tower Company Peer Group for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022,

SBA Communications Corporation

| 2026 Proxy
Statement
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and 2021 respectively. The Large Public Tower Company Peer Group for each of 2025, 2024, 2023, 2022, and 2021 consisted of the following companies: American Tower Corporation and Crown Castle Inc.
Column (h)
. Reflects “Net Income” in our consolidated income statements included in our Annual Reports on Form
10-K
for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
Column (i)
. Company-selected Measure is AFFO per Share, which is described below.
Relationship between Pay and Performance
. The graphs below reflect (1) the relationship of CAP to our former CEO, CEO and other NEOs in 2025, 2024, 2023, 2022, and 2021 as compared to SBA’s TSR, our net income, and our AFFO per share, and (2) SBA’s one-
year,
two-year
and three-year TSR as compared to the
one-year,
two-year
and three-year TSR of its Large Public Tower Company Peer Group CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the tables above based on year-end
stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. In 2022, CAP for both our former CEO and the average of other NEOs is a negative number, reflecting the impact of the change in our stock price between December 31, 2021 and December 31, 2022 because of the significant portion of our executives’ compensation tied to equity with fair values based in part on stock price. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for the 2025, 2024, 2023, and 2022 annual meetings of shareholders.

Compensation Actually Paid vs. Cumulative TSR
Compensation Actually Paid
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
Cumulative SBAC TSR
(value of initial $100 investment)
$175
$150
$125
$100
$75
$50
$25
$-
$163.70
$119.01
$109.31
$89.44
$73.54
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
SBAC TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income (in thousands)
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
$1,150,000
$950,000
$750,000
$550,000
$350,000
$150,000
$(50,000)
$237,624
$461,429
$501,812
$749,536
$1,053,632
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid vs. AFFO per Share
Compensation Actually Paid
AFFO per Share
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
$10.74
$12.25
$13.08
$13.37
$12.85
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
AFFO per Share

SBAC TSR vs. Peer Group TSR
Cumulative TSR
(value of initial $100 investment)
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
2020
2021
2022
2023
2024
2025
$163.70
$140.99
$119.01
$109.31
$100.87
$100.41
$100.00
$89.44
$86.78
$82.60
$73.54
SBAC Cumulative TSR
Peer Group

SBA Communications Corporation

| 2026 Proxy Statement

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we used for 2025 to link CAP of our named executive officers to company performance.

Measure	Nature	Explanation

AFFO per Share	Financial measure	Non-GAAP financial measure calculated as AFFO (Adjusted Funds From Operations) divided by the weighted-average number of common shares outstanding, adjusted to include the dilutive effect of stock options and restricted stock units. AFFO is defined as net income (loss) plus real estate related depreciation, amortization and accretion, asset impairment and decommission costs, and adjustments for unconsolidated joint ventures, adjusted to remove the impact of non-cash straight-line leasing revenue, non-cash straight-line ground lease expense, non-cash compensation, changes in the non-cash portion of our reported tax position, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs and debt discounts, loss from extinguishment of debt, net, other (income) and expense, acquisition and new business initiatives related adjustments and expenses, non-discretionary cash capital expenditures, and adjustments for unconsolidated joint ventures.

Adjusted EBITDA	Financial measure	Non-GAAP financial measure defined as net income (loss) excluding the impact of interest expense, interest income, provision for or benefit from taxes, depreciation, accretion and amortization, asset impairment and decommission costs, non-cash compensation, loss from extinguishment of debt, net, other (income) and expense, acquisition and new business initiatives related adjustments and expenses, non-cash straight-line leasing revenue, and non-cash straight-line ground lease expense. Adjusted EBITDA excludes acquisition related costs which, pursuant to the adoption of new business combination accounting guidance, are expensed and included within operating expenses.

Relative TSR	Financial measure	SBA’s TSR performance against the S&P 500 over a three-year period.

ROIC	Financial measure	Non-GAAP financial measure calculated as Adjusted EBITDA minus cash taxes divided by the sum of (i) Gross Property and Equipment and (ii) Gross Intangibles.

Site Leasing Revenue	Financial Measure

Site Leasing Revenue is a GAAP financial measure. We use Site Leasing Revenue because it is a useful indicator of the performance of our site leasing operations which has consistently represented approximately 90% of our total revenue for the past five years.

SBA Communications Corporation | 2026 Proxy Statement 75

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO, Brendan T. Cavanagh.

In determining our pay ratio for 2025, we concluded that there have been no significant changes to our arrangements or in our employee population that would significantly affect our pay ratio disclosure. We previously identified our median employee as of December 31, 2023, the last day of our 2023 fiscal year, as the determination date for identifying the median employee. As of December 31, 2025, our employee population consisted of approximately 1,844 individuals, of which approximately 1,181 were located in the United States and approximately 663 were located outside the United States. Outside of the United States, we own and operate towers in South America, Central America, South Africa, and Tanzania.

To identify the median employee, we calculated the amount of annual total cash compensation plus stock bonus awards paid to all of our employees (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee.

We calculated the 2025 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation was $86,943.

Utilizing the same executive compensation rules, and consistent with the amount reported in the “Total” Column of our 2025 Summary Compensation Table in the Executive Compensation section above for our CEO, the annual total compensation of our CEO was $11,358,715. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 131 to 1. This ratio represents a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.

76 SBA Communications Corporation | 2026 Proxy Statement

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Q&A ABOUT VOTING

Q:	Who may vote at the Annual Meeting?

A:

You may vote all of the shares of our Class A common stock that you owned at the close of business on March 26, 2026, the record date. On the record date, there were 106,062,407 shares of our Class A common stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of our Class A common stock held by you on all matters presented at the meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:

We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Q:	What is the difference between a shareholder of record and a beneficial owner?

A:

If your shares are registered directly in your name with SBA’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” with respect to those shares. If your shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of Proxy Materials, or Notice, has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

Q:	How do I vote?

A:	If you are a shareholder of record, you may vote:

Via internet

By telephone

By mail, if you have received a paper copy of the proxy materials

In person at the meeting

Detailed instructions for Internet and telephone voting are set forth on the Notice, which contains instructions on how to access our proxy statement and annual report online. You may also vote in person at the Annual Meeting.

If you are a beneficial shareholder, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

SBA Communications Corporation | 2026 Proxy Statement 77

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Q:	What am I voting on?

A:	At the Annual Meeting you will be asked to vote on the following three proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendations

Proposal 1:	To elect Steven E. Bernstein, Laurie Bowen, and Amy E. Wilson, as directors for a three-year term expiring at the 2029 Annual Meeting of Shareholders.	FOR each director nominee

Proposal 2:	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay.”	FOR

Proposal 3:	To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the 2026 fiscal year.	FOR

We will also consider other business that properly comes before the meeting in accordance with Florida law and our Bylaws.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Jeffrey A. Stoops and Brendan T. Cavanagh, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Florida law and our Bylaws.

Q:	What if I abstain on a proposal?

A:

If you sign and return your proxy marked “abstain” on any proposal, your shares will not be voted on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Q:	What is the required vote for approval of each of the proposals and what is the impact of abstentions?

A:

A proposal has received a majority of the votes cast if the votes cast “FOR” a proposal exceed the votes cast “AGAINST” a proposal. In addition, we intend to evaluate the advisory Proposal 3 using the same standard. Consequently, abstentions will have no impact on the results, as they are not counted as votes cast.

Proposal		Vote Required for Approval	Abstentions

Proposal 1:	Election of Directors	Majority of votes cast	No impact

Proposal 2:	Say on Pay	Majority of votes cast	No impact

Proposal 3:	Ratification of EY as Auditors	Majority of votes cast	No impact

Q:	What is the effect of the advisory vote on Proposal 2?

A:

Proposal 2 is an advisory vote. This means that while we ask shareholders to approve the resolution regarding Say on Pay, these are not actions that require shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal. Although the vote on Proposal 2 is non-binding, our Board and the Compensation Committee will review the results and take them into account in making determinations concerning executive compensation.

Q:	What if I sign and return my proxy without making any selections?

A:

If you sign and return your proxy without making any selections, your shares will be voted “FOR” Proposals 1, 2 and 3. If other matters properly come before the meeting, Jeffrey A. Stoops and Brendan T. Cavanagh will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

78 SBA Communications Corporation | 2026 Proxy Statement

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Q:	What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:

If you are a beneficial shareholder and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal		Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote

Proposal 1:	Election of Directors	No	None

Proposal 2:	Say on Pay	No	None

Proposal 3:	Ratification of EY as Auditors	Yes	Not Applicable

Q:	Can I change my vote after I have delivered my proxy?

A:

Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial shareholder, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Who can attend the Annual Meeting?

A:

Only shareholders and our invited guests are invited to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the record date, a letter from the broker confirming such ownership, and a form of personal identification.

We currently intend to hold the Annual Meeting in person. However, if it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. Any such change will be announced via a press release, which will be available at our website, www.sbasite.com under Investor Relations, and filed as definitive additional soliciting materials with the SEC.

Q:	If I plan to attend the Annual Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

SBA Communications Corporation | 2026 Proxy Statement 79

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Q:	Who should I call with other questions?

A:

If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our annual report, please contact: SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, Florida 33487, Attention: Investor Relations, Telephone: (561) 995-7670.

80 SBA Communications Corporation | 2026 Proxy Statement

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OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and Nasdaq reports of ownership and changes in ownership of our Class A common stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during 2025, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them, except that one report for Mr. Montagner was late due to an administrative error.

Shareholder Proposals and Director Nominations

Shareholder proposals and director nominations pursuant to the advance notice provision or proxy access provision in our Bylaws should be sent to SBA at the address set forth in the Notice. To be considered for inclusion in SBA’s proxy statement for the 2027 Annual Meeting of Shareholders, the deadline for submission of shareholder proposals, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, is December 10, 2026. Additionally, pursuant to the advance notice provision in our Bylaws, SBA must receive notice of any shareholder proposal or nomination for election as director to be submitted at the 2027 Annual Meeting of Shareholders, but not required to be included in our proxy statement, no earlier than December 23, 2026 and no later than January 22, 2027. Our Bylaws and Annex B of the NCG Committee Charter set forth the information that is required in a written notice of a shareholder proposal. Eligible shareholders who do not seek to use the advance notice provision for nomination of directors in Article I, Section 19 of our Bylaws, but who instead intend to nominate a person for election as director under the proxy access provision in our Bylaws, must comply with the provisions of and provide notice to us in accordance with Article I, Section 20 of our Bylaws. We must receive the required notice and information specified in Article I, Section 20 no later than December 10, 2026. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

In addition, in order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

List of Shareholders Entitled to Vote at the Annual Meeting

The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our stock and obtaining the proxies of those owners.

SBA Communications Corporation | 2026 Proxy Statement 81

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Communication with SBA’s Board of Directors

Shareholders may communicate with the Board of Directors by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our corporate office located at 8051 Congress Avenue, Boca Raton, Florida 33487. A shareholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of Class A common stock of SBA. Our Corporate Secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (1) the purchase or sale of products or services, (2) communications from landlords relating to our obligations or the obligations of one of our subsidiaries under a lease, (3) communications from tenants relating to our obligations or the obligations of one of our subsidiaries under a lease, (4) communications from suppliers or vendors relating to our obligations or the obligations of one of our subsidiaries to such supplier or vendor, (5) communications from opposing parties relating to pending or threatened legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (6) any other communications that the Corporate Secretary deems, in his or her reasonable discretion, unrelated to the business of SBA. The Corporate Secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be sent directly to the Chair of the Audit Committee, whether or not it was directed to such person.

Available Information

We maintain an internet website at www.sbasite.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and NCG Committee, together with certain other corporate governance materials, including our Code of Ethics and Code of Conduct, can be found under the Investor Relations- Governance section of our website at www.sbasite.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2025 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations- Governance section of our internet website at www.sbasite.com. A request for a copy of such report should be directed to SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, Florida 33487, Attention: Investor Relations. A copy of any exhibit to the 2025 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

Electronic Delivery

This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about April 9, 2026. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

82 SBA Communications Corporation | 2026 Proxy Statement

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Computershare Trust Company, N.A. in writing: P.O. Box 505000, Louisville, KY 40233-5000, or by telephone: in the U.S., (877) 282-1168; outside the U.S., (781) 575-4706.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their nominee.

SBA Communications Corporation | 2026 Proxy Statement 83

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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APPENDIX A

GAAP to Non-GAAP Reconciliations

For more information regarding the measures included in this Appendix A, please see our Current Report on Form 8-K dated February 26, 2026.

Tower Cash Flow and Tower Cash Flow Margin

We believe that Tower Cash Flow and Tower Cash Flow Margin are indicators of the performance of our site leasing operations. The tables below set forth the reconciliation of Tower Cash Flow to its most comparable GAAP measurement.

	For the year ended December 31,
	2021		2022		2023		2024		2025

		(in thousands)
Site leasing revenue	$	2,104,087	$	2,336,575	$	2,516,935	$	2,526,765	$	2,570,641
Non-cash straight-line leasing revenue		(30,117)		(38,675)		(25,206)		(10,851)		(6,435)

Cash site leasing revenue		2,073,970		2,297,900		2,491,729		2,515,914		2,564,206

Site leasing cost of revenues (excluding depreciation, accretion, and amortization)		(386,391)		(445,685)		(472,687)		(462,997)		(492,001)
Non-cash straight-line ground lease expense		7,766		2,653		(686)		(7,668)		(4,625)

Tower Cash Flow	$	1,695,345	$	1,854,868	$	2,018,356	$	2,045,249	$	2,067,580

Tower Cash Flow Margin		81.7%		80.7%		81.0%		81.3%		80.6%

Adjusted EBITDA and Adjusted EBITDA Margin

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful indicators of the financial performance of our core businesses. The tables below set forth the reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable GAAP measurement.

SBA Communications Corporation | 2026 Proxy Statement A-1

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Adjusted EBITDA

	For the year ended December 31,
	2021		2022		2023		2024		2025

		(in thousands)
Net income	$	237,624	$	459,799	$	497,415	$	748,677	$	1,054,456
Non-cash straight-line leasing revenue		(30,117)		(38,675)		(25,206)		(10,851)		(6,436)
Non-cash straight-line ground lease expense		7,766		2,653		(686)		(7,668)		(4,624)
Non-cash compensation		84,402		99,909		87,919		74,374		75,734
Loss from extinguishment of debt, net		39,502		437		–		5,940		–
Other expense / (income)		74,284		(10,467)		(63,053)		250,415		(366,209)
Acquisition and new business initiatives related adjustments and expenses		27,621		26,807		21,671		25,946		27,320
Asset impairment and decommission costs		33,044		43,160		169,387		107,925		184,165
Interest income		(3,448)		(10,133)		(18,305)		(41,962)		(31,676)
Total interest expense(1)		419,593		419,728		456,514		448,704		498,633
Depreciation, accretion and amortization		700,161		707,576		716,309		269,517		292,285
Provision (benefit) for taxes(2)		15,847		68,183		51,885		23,328		188,456

Adjusted EBITDA	$	1,606,279	$	1,768,977	$	1,893,850	$	1,894,345	$	1,912,104

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.

(2)	These amounts include franchise and gross receipt taxes which are reflected in selling, general, and administrative expenses in the Consolidated Statement of Operations for the applicable year.

Adjusted EBITDA Margin

	For the year ended December 31,
	2021		2022		2023		2024		2025

		(in thousands)
Total Revenues	$	2,308,834	$	2,633,454	$	2,711,584	$	2,679,634	$	2,815,139
Non-cash straight-line leasing revenue		(30,117)		(38,675)		(25,206)		(10,851)		(6,435)

Total revenues minus non-cash straight-line leasing revenue		2,278,717		2,594,779		2,686,378		2,668,783		2,808,704

Adjusted EBITDA	$	1,606,279	$	1,768,977	$	1,893,850	$	1,894,345	$	1,912,104
Adjusted EBITDA Margin		70.5%		68.2%		70.5%		71.0%		68.1%

A-2 SBA Communications Corporation | 2026 Proxy Statement

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
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Funds From Operations, Adjusted Funds From Operations and Adjusted Funds From Operations per Share

We believe that FFO, AFFO, and AFFO per share provide investors useful indicators of the financial performance of our core business. The tables below set forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

	For the year ended December 31,
	2021		2022		2023		2024		2025

		(in thousands)
Net income	$	237,624	$	459,799	$	497,415	$	748,677	$	1,054,456
Real estate related depreciation, amortization and accretion		696,020		702,937		709,832		263,191		285,433
Asset impairment and decommission costs(1)		33,044		43,160		169,387		107,925		184,165

FFO	$	966,688	$	1,205,896	$	1,376,634	$	1,119,793	$	1,524,054

Adjustments to FFO:
Non-cash straight-line leasing revenue		(30,117)		(38,675)		(25,206)		(10,851)		(6,436)
Non-cash straight-line ground lease expense		7,766		2,653		(686)		(7,668)		(4,624)
Non-cash compensation		84,402		99,909		87,919		74,374		75,734
Adjustment for non-cash portion of tax provision(2)		(8,510)		32,901		20,354		(13,380)		152,146
Non-real estate related depreciation, amortization and accretion		4,141		4,639		6,477		6,326		6,852
Amortization of deferred financing costs and debt discounts		66,674		65,944		56,141		48,926		30,723
Loss from extinguishment of debt, net		39,502		437		–		5,940		–
Other expense / (income)		74,284		(10,467)		(63,053)		250,415		(366,209)
Acquisition and new business initiatives related adjustments and expenses		27,621		26,807		21,671		25,946		27,320
Non-discretionary cash capital expenditures		(39,389)		(50,327)		(56,078)		(54,742)		(58,167)

AFFO	$	1,193,062	$	1,339,717	$	1,424,173	$	1,445,079	$	1,381,393

Weighted average number of common shares(3)		111,177		109,386		108,907		108,080		107,533

AFFO per share	$	10.74	$	12.25	$	13.08	$	13.37	$	12.85

(1)	Prior year amounts have been reclassed to conform to the current year presentation.

(2)	Removes the non-cash portion of the tax provision for the period specified.

(3)	For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

SBA Communications Corporation | 2026 Proxy Statement A-3

Proxy Summary	Proposal 1	Corporate Governance	Executive Officers	Executive Compensation	Proposal 2	Security Ownership	Proposal 3	Other Compensation Disclosures	Q&A About Voting	Other Matters
●

Return on Invested Capital

We believe that Return on Invested Capital, or ROIC, is useful to investors as a measure of the effectiveness of the use of capital in our operations. The table below sets forth the reconciliation of ROIC.

	For the quarter ended December 31,
	2021		2022		2023		2024		2025
		(in thousands)
Annualized Adjusted EBITDA	$	1,636,212	$	1,842,880	$	1,922,644	$	1,957,000	$	1,944,104
Less: TCF from in-Period Acquisitions		–		–		–		–		(19,703)
Less: Annualized cash taxes		(21,872)		(36,944)		(28,392)		(29,304)		(48,681)

Numerator	$	1,614,340	$	1,805,936	$	1,894,252	$	1,927,696	$	1,875,720

Historical Gross Property and Equipment(1)		6,997,330		7,435,070		7,744,579		8,056,193		8,749,940
Historical Gross Intangibles(2)		8,854,284		9,816,033		9,835,442		10,054,503		10,497,015
Less: Gross PPE and Intangibles from in-Period Acquisitions(1)(3)		–		–		–		–		(316,754)

Denominator	$	15,851,614	$	17,251,103	$	17,580,021	$	18,110,696	$	18,930,201

Return on Invested Capital		10.2%		10.5%		10.8%		10.6%		9.9%

(1)	Calculated using historical foreign currency exchange rates in effect at date of investment and excludes impact of Disposals and Impairments.

(2)

Includes acquired sites treated as Right-of-use assets. The invested capital relating to each of these sites is presented under Acquired and other Right-of-use asset, net on the Company’s consolidated balance sheet.

(3)	Represents the Gross PPE and Intangibles relating to in-period M&A transactions.

A-4 SBA Communications Corporation | 2026 Proxy Statement

ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 P.M., Eastern Time, on May 21, 2026. Online Go to www.envisionreports.com/sbac or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/sbac 2026 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the director nominees listed in Proposal 1, and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Steven E. Bernstein* 02 - Laurie Bowen* 03 - Amy E. Wilson* *For a three-year term expiring at the 2029 Annual Meeting. For Against Abstain For Against Abstain 2. Approval, on an advisory basis, of the compensation of SBA’s named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as SBA’s independent registered public accounting firm for the 2026 fiscal year. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 32BM 685614 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 049FZB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/sbac IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. SBA Communications Corporation Notice of 2026 Annual Meeting of Shareholders of SBA Communications Corporation Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2026 The undersigned shareholder acknowledges receipt of the Notice of Internet Availability of Proxy Materials and hereby appoints Jeffrey A. Stoops and Brendan T. Cavanagh, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of Class A common stock of SBA Communications Corporation (“SBA”) at the Annual Meeting of Shareholders to be held at SBA’s Corporate Office, 8051 Congress Avenue, Boca Raton, Florida 33487 on Friday, May 22, 2026 at 10:00 a.m., local time, and at any postponement or adjournment thereof. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSAL 2 AND PROPOSAL 3. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Your Internet or telephone proxy submission authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To submit a proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. SBA’s proxy statement and annual report are available online at www.edocumentview.com/SBAC. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below